                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 19, 1999

                       PEGASUS COMMUNICATIONS CORPORATION
   ---------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




       Delaware                    0-21389                    51-0374669
   -----------------           ----------------          ---------------------
     (State or Other             (Commission                 (IRS Employer
     Jurisdiction of             File Number)              Identification No.)
      Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Amendment No. 1 amends the current report on Form 8-K dated November 19, 1999 and originally filed on January 12, 2000, by supplementing
Item 5 with additional information and adding Item 7, consisting of the financial statements of Golden Sky Holdings, Inc. and pro forma financial information.

Item 5.  Other Events.

         On January 20, 2000, Pegasus Communications Corporation issued a press release announcing that it had priced and increased the size of its previously announced private offering of Series C convertible preferred stock. A copy of the press release is filed as Exhibit 99.1 and incorporated in this report by reference.

         On January 25, 2000, Pegasus completed a private offering to qualified institutional buyers of $300 million in liquidation preference of its Series C convertible preferred stock, including shares representing $50 million in liquidation preference that were issued upon exercise of the initial purchasers' over-allotment option. The Series C convertible preferred stock will pay an annual dividend of 6.50% of the $100 per share liquidation preference, with dividends payable in cash or, at Pegasus' option, in shares of the Company's Class A common stock. The Series C convertible preferred stock is convertible at any time into shares of the Company's Class A common stock. The initial conversion price was set at $127.50 per common share, which is equal to an initial conversion ratio of 0.7843 shares of the Company's Class A common stock for each share of Series C convertible preferred stock, representing a 125% conversion premium. Pegasus intends to use the $291 million in proceeds, after giving effect to the initial purchasers' discount, for working capital and general corporate purposes. The Series C convertible preferred stock and the Class A common stock into which the Series C convertible preferred stock is convertible has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of Pegasus' January 26, 2000 press release regarding the completion of the private offering is attached as
Exhibit 99.2 and incorporated in this report by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Acquired or to be Acquired Businesses.

The following historical financial statements are attached hereto:

              Golden Sky Holdings, Inc. (a proposed merger)                                              Page
              -------------------------                                                                  ----
              (i)    Report of KPMG LLP                                                                   F-1

              (ii)   Consolidated Balance Sheets as of December 31, 1997 and 1998                         F-2

              (iii)  Consolidated Statements of Operations for the period from inception
                     (June 25, 1996) through December 31, 1996, and for the years ended
                     December 31, 1997 and 1998                                                           F-3

              (iv)   Consolidated Statements of Stockholder's Equity (Deficit) for the period from inception (June 25, 1996) through December 31, 1996, and for the
                     years ended December 31, 1997 and 1998                                               F-4

              (v)    Consolidated Statements of Cash Flows for the period from inception
                     (June 25, 1996) through December 31, 1996, and for the years ended
                     December 31, 1997 and 1998                                                           F-5

              (vi)   Notes to Consolidated Financial Statements                                           F-6

              (vii)  Condensed Consolidated Balance Sheets as of September 30, 1999 (unaudited)
                     and December 31, 1998                                                                F-30

              (viii) Condensed Consolidated Statements of Operations for the nine months ended
                     September 30, 1998 and 1999 (unaudited)                                              F-31

              (ix)   Condensed Consolidated Statements of Cash Flows for the nine months ended
                     September 30, 1998 and 1999 (unaudited)                                              F-32

              (x)    Notes to Condensed Consolidated Financial Statements (unaudited)                     F-33

         (b)  Pro Forma Consolidated Financial Information.

              (i)    Basis of Presentation                                                                F-38

              (ii)   Pro Forma Consolidated Statement of Operations Data for the Year ended
                     December 31, 1998                                                                    F-39

              (iii)  Pro Forma Consolidated Statement of Operations Data for the Nine Months
                     ended September 30, 1999                                                             F-40

              (iv)   Notes to Pro Forma Consolidated Statements of Operations Data                        F-41

              (v)    Pro Forma Consolidated Balance Sheet as of September 30, 1999                        F-45

              (vi)   Notes to Pro Forma Consolidated Balance Sheet                                        F-46

         (c)  Exhibits.

              99.1   Press Release dated January 20, 2000.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              PEGASUS COMMUNICATIONS CORPORATION


                                              By: /s/ Scott A. Blank
                                                 -------------------------------
                                                  Scott A. Blank
                                                  Vice President

February 2, 2000

                          Independent Auditors' Report



Board of Directors and Investors
Golden Sky Holdings, Inc.:


We have audited the accompanying consolidated balance sheets of Golden Sky Holdings, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Holdings, Inc. as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.


KPMG LLP
February 22, 1999,
    except for paragraph seven of note 5, which is as of March 22, 1999 and note 15, which is as of June 30, 1999
Kansas City, Missouri

                            GOLDEN SKY HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands, except per share amounts)

                                                                                       December 31,
                                                                          -----------------------------------
                                                                            1997                      1998
                                                                          ---------                ----------
Assets
Current assets:
   Cash and cash equivalents......................................        $  13,636                $    4,488
   Restricted cash, current portion...............................               --                    28,083
   Subscriber receivables (net of allowance for uncollectible
      accounts of $138 and $293, respectively)....................            3,843                     8,632
   Other receivables..............................................              335                     2,465
   Inventory......................................................            2,174                    10,146
   Prepaid expenses and other.....................................              127                     1,859
                                                                          ---------                ----------
Total current assets..............................................           20,115                    55,673
Restricted cash, net of current portion...........................               --                    23,534
Property and equipment (net of accumulated depreciation of
   $1,061 and $3,214, respectively)...............................            2,936                     4,994
Intangible assets, net............................................          129,896                   233,139
Deferred financing costs..........................................            3,106                    10,541
Other assets......................................................              187                       218
                                                                          ---------                ----------
     Total assets.................................................        $ 156,240                $  328,099
                                                                          =========                ==========
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
   Trade accounts payable.........................................        $   8,471                $   13,539
   Interest payable...............................................              786                    11,009
   Current maturities of long-term obligations....................            2,538                     8,916
   Unearned revenue...............................................            2,630                     5,574
   Accrued payroll and other......................................            1,847                     1,391
                                                                          ---------                ----------
Total current liabilities.........................................           16,272                    40,429
Long-term obligations, net of current maturities:
   12 3/8%  Notes.................................................               --                   195,000
   Bank debt......................................................           60,000                    67,000
   Seller notes payable...........................................            6,200                     6,912
   Other notes payable and obligations under capital leases.......              375                       376
   Minority interest..............................................            2,928                     2,420
                                                                          ---------                ----------
Total long-term obligations, net of current maturities............           69,503                   271,708
                                                                          ---------                ----------
Total liabilities.................................................           85,775                   312,137

Mandatorily Redeemable Preferred Stock:
   Series A Convertible Participating Preferred Stock, par value
      $.01; 418,000 shares authorized, issued and outstanding.....           48,989                    56,488
   Series B Convertible Participating Preferred Stock,  par value
      $.01; 228,500 shares authorized, 228,442 shares issued and
      outstanding.................................................           46,388                    53,489
   Series C Senior Convertible Preferred Stock, par value $.01;
      no shares authorized, issued or outstanding at December 31,
      1997; 51,000 shares authorized, issued and outstanding  at
      December 31, 1998...........................................               --                    10,455
                                                                          ---------                ----------
                                                                             95,377                   120,432
Commitments and contingencies

Stockholders' Equity (Deficit):
   Common Stock, par value $.01; 1,000,000 shares authorized,
     100 shares issued and outstanding at December 31, 1997;
     24,931 shares issued and outstanding at December 31, 1998....               --                        --
   Additional paid-in capital.....................................               --                        25
   Accumulated deficit............................................          (24,912)                 (104,495)
                                                                          ---------                ----------
Total stockholders' equity (deficit)..............................          (24,912)                 (104,470)
                                                                          ---------                ----------
     Total liabilities and stockholders' equity (deficit).........        $ 156,240                $  328,099
                                                                          =========                ==========

          See accompanying Notes to Consolidated Financial Statements.

                            GOLDEN SKY HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                                 Inception
                                                                  Through                Years Ended December 31,
                                                                December 31,          ------------------------------
                                                                    1996                1997                  1998
                                                                ------------          --------              --------
Revenue:
   DBS services..................................                 $    219            $ 16,452              $ 74,910
   Lease and other...............................                       36                 944                 1,014
                                                                  --------            --------              --------
Total revenue....................................                      255              17,396                75,924

Costs and Expenses:
   Costs of DBS services.........................                      130               9,304                45,291
   System operations.............................                       26               3,796                11,021
   Sales and marketing...........................                       73               7,316                32,201
   General and administrative....................                    1,035               2,331                 7,431
   Depreciation and amortization.................                       97               7,300                23,166
                                                                  --------            --------              --------
Total costs and expenses.........................                    1,361              30,047               119,110
                                                                  --------            --------              --------
Operating loss...................................                   (1,106)            (12,651)              (43,186)

Non-operating items:
   Interest and investment income................                        1                  40                 1,573
   Interest expense..............................                      (62)             (3,246)              (20,538)
                                                                  --------            --------              --------
Total non-operating items........................                      (61)             (3,206)              (18,965)
                                                                  --------            --------              --------
Loss before income taxes.........................                   (1,167)            (15,857)              (62,151)
Income taxes.....................................                       --                  --                    --
                                                                  --------            --------              --------
Loss before extraordinary charge.................                   (1,167)            (15,857)              (62,151)
Extraordinary charge on early retirement of debt.                       --                  --                (2,577)
                                                                  --------            --------              --------
Net loss.........................................                   (1,167)            (15,857)              (64,728)
Preferred stock dividend requirements............                       --              (7,888)              (14,855)
                                                                  --------            --------              --------
Net loss attributable to common shareholders.....                 $ (1,167)           $(23,745)             $(79,583)
                                                                  ========            ========              ========

          See accompanying Notes to Consolidated Financial Statements.

                            GOLDEN SKY HOLDINGS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                                                                 Additional
                                                                  Common           Paid-In      Accumulated
                                                                  Stock            Capital        Deficit          Total
                                                                  ------          ----------    -----------       -------
Balance at inception (June 25, 1996).........................     $ --               $ --       $      --        $      --
Issuance of 1,000 shares of Golden Sky Systems Common Stock..       --                  1              --                1
Net loss.....................................................       --                 --          (1,167)          (1,167)
                                                                  ----               ----       ---------        ---------
Balance at December 31, 1996.................................       --                  1          (1,167)          (1,166)
Cancellation of originally issued Golden Sky Systems
  Common Stock...............................................       --                 (1)             --               (1)
Issuance of 100 shares of Golden Sky Holdings Common Stock
  upon formation of Golden Sky Holdings, Inc. ...............       --                 --              --               --
Dividends accrued on Series A Preferred Stock................       --                 --          (7,189)          (7,189)
Dividends accrued on Series B  Preferred Stock...............       --                 --            (699)            (699)
Net loss.....................................................       --                 --         (15,857)         (15,857)
                                                                  ----               ----       ---------        ---------
Balance at December 31, 1997.................................       --                 --         (24,912)         (24,912)
Issuance of 24,831 shares of Golden Sky Holdings Common
  Stock pursuant to stock options exercised..................       --                 25              --               25
Dividends accrued on Series A Preferred Stock................       --                 --          (7,499)          (7,499)
Dividends accrued on Series B Preferred Stock................       --                 --          (7,101)          (7,101)
Dividends accrued on Series C Preferred Stock................       --                 --            (255)            (255)
Net loss.....................................................       --                 --         (64,728)         (64,728)
                                                                  ----               ----       ---------        ---------
Balance at December 31, 1998.................................     $ --               $ 25       $(104,495)       $(104,470)
                                                                  ====               ====       =========        =========


          See accompanying Notes to Consolidated Financial Statements.

                            GOLDEN SKY HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                   Inception
                                                                    Through               Years Ended December 31,
                                                                  December 31,         -----------------------------
                                                                      1996                1997               1998
                                                                  ------------         ---------          ----------
Cash Flows From Operating Activities
Net loss....................................................       $(1,167)            $(15,857)          $ (64,728)
Adjustments to reconcile net loss to net cash used in
 operating activities:
   Depreciation and amortization............................            97                7,300              23,166
   Amortization of deferred financing costs.................            --                  215                 977
   Extraordinary charge on early retirement of debt.........            --                   --               2,577
   Change in operating assets and liabilities, net of
    acquisitions:
     Subscriber receivables, net of unearned revenue........           (13)              (2,501)             (1,757)
     Other receivables......................................          (123)                (161)             (1,568)
     Inventory..............................................           (31)              (1,604)             (8,049)
     Prepaid expenses and other.............................           (17)                (203)             (1,228)
     Trade accounts payable.................................           372                7,515               5,068
     Interest payable.......................................            53                  806              10,223
     Accrued payroll and other..............................            39                1,379              (1,270)
                                                                   -------             --------           ---------
Net cash used in operating activities.......................          (790)              (3,111)            (36,589)

Cash Flows From Investing Activities
Acquisitions of Rural DIRECTV Markets.......................        (2,806)            (120,051)           (104,487)
Offering proceeds and investment earnings placed in escrow..            --                   --             (51,617)
Purchases of property and equipment.........................          (105)                (998)             (3,317)
Other.......................................................          (320)                 320                (500)
                                                                   -------             --------           ---------
Net cash used in investing activities.......................        (3,231)            (120,729)           (159,921)

Cash Flows From Financing Activities
Proceeds from  investors' subscriptions to purchase
   preferred stock..........................................         2,499                   --                  --
Proceeds from issuance of Series A Preferred Stock..........            --               35,489                  --
Proceeds from bridge loan...................................            --               10,000                  --
Proceeds from issuance of Series B Preferred Stock..........            --               35,616                  --
Net proceeds from issuance of 12 3/8% Notes.................            --                   --             189,150
Borrowings on bank debt.....................................            --               75,000              90,000
Principal payments on bank debt.............................            --              (15,000)            (83,000)
Proceeds from issuance of notes payable.....................         2,396                2,115                  --
Principal payments on notes payable and obligations under
   capital leases...........................................          (396)              (2,902)             (3,675)
Proceeds from issuance of Common Stock......................             1                   --                  25
Increase in deferred financing costs........................            --               (3,321)             (5,138)
                                                                   -------             --------           ---------
Net cash provided by financing activities...................         4,500              136,997             187,362
                                                                   -------             --------           ---------

   Net increase (decrease) in cash and cash equivalents.....           479               13,157              (9,148)
   Cash and cash equivalents, beginning of period...........            --                  479              13,636
                                                                   -------             --------           ---------
   Cash and cash equivalents, end of period.................       $   479             $ 13,636           $   4,488
                                                                   =======             ========           =========

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest......................................       $     9             $  2,225           $   9,337
Property and equipment acquired under capitalized lease
   obligations..............................................            --                  554                 609
Retirement of Credit Agreement from borrowings under the
   Credit Facility..........................................            --                   --              88,000
Issuance of seller notes payable in acquisitions............         2,450                8,600              10,157
Conversion of notes payable and subscriptions to Series A
   Preferred Stock..........................................            --                6,311                  --
Conversion of notes payable to Series B
   Preferred Stock..........................................            --               10,073                  --
Series C Preferred Stock issued in acquisition..............            --                   --              10,200
Preferred dividend requirements accrued and unpaid..........            --                7,888              14,855

          See accompanying Notes to Consolidated Financial Statements.

+


                            GOLDEN SKY HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Organization and Nature of Operations

Organization and Legal Structure

    Golden Sky Holdings, Inc. (the "Company" or "Holdings") is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the common and preferred stock of Golden Sky Systems, Inc. ("Systems"). Upon the formation of Holdings, Systems issued 1,000 shares of its common stock to Holdings and all the shareholders of the then outstanding preferred stock of Systems were issued equivalent shares of Holdings stock with identical features to Systems' preferred stock (the "Exchange"). The Exchange was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. Holdings has no significant assets or liabilities other than its investment in Systems. Accordingly, Systems has been treated as the predecessor to Holdings and the historical financial statements of Holdings presented for periods prior to September 9, 1997 are those of Systems.

    Until February 1999, Systems was a wholly-owned subsidiary of Holdings. On February 2, 1999, Golden Sky DBS, Inc. ("Golden Sky DBS") was formed for the purpose of effecting an offering of senior discount notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Holdings in exchange for $100 and the subsequent transfer of all of the capital stock of Systems to Golden Sky DBS. Upon completion of the aforementioned transfer, Systems became a wholly-owned subsidiary of Golden Sky DBS.

Principal Business

    Systems is the second largest independent provider of DIRECTV subscription television services. DIRECTV is the leading direct broadcast satellite ("DBS") company serving the continental United States. Systems, a Delaware corporation formed on June 25, 1996 ("Inception"), is a non-voting affiliate of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") for the exclusive right to distribute DIRECTV programming to homes in certain rural territories of the United States ("Rural DIRECTV Markets"). As of December 31, 1998, Systems had acquired 48 Rural DIRECTV Markets in 22 states with approximately 1.7 million households. As of that same date, Systems served approximately 230,500 subscribers.

Significant Risks and Uncertainties

    Substantial Leverage. The Company is highly leveraged, making it vulnerable to changes in general economic conditions and interest rates. As of December 31, 1998, the Company had outstanding long-term debt (including current portion) totaling approximately $278.2 million. Substantially all of the Company's assets are pledged as collateral on its long-term debt. Further, the terms associated with the Company's long-term debt obligations significantly restrict its ability to incur additional indebtedness. Thus, it may be difficult for the Company and its subsidiaries to obtain additional debt financing if desired or required in order to further implement the Company's business strategy.

    Expected Operating Losses. Due to the substantial expenditures required to acquire Rural DIRECTV Markets and subscribers, the Company has sustained significant losses since Inception. The Company's operating losses were $1.1 million, $12.7 million and $43.2 million for the periods ended December 31, 1996, 1997 and 1998, respectively. The Company's net losses during those same periods aggregated $1.2 million, $15.9 million and $64.7 million, respectively. Improvement in the Company's results of operations is principally dependent upon its ability to cost effectively expand its subscriber base, control subscriber churn (i.e., the rate at which subscribers terminate service), and effectively manage its operating and overhead costs. No assurance can be given that the Company will be effective with regard to these matters. The Company incurs significant costs to acquire DIRECTV subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber churn. The Company anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999 or that the Company's operations will generate sufficient cash flows to pay its obligations, including its obligations on its long-term debt.

                            GOLDEN SKY HOLDINGS, INC.

1.  Organization and Nature of Operations - continued

    Restrictions on Dividends and Other Distributions. The ability of Systems and its subsidiaries to pay dividends and make other distributions and advances is subject to, among other things, the terms of its long-term debt obligations and applicable law. As a result, Systems may be limited in its ability to make dividend payments and other distributions to Golden Sky DBS or Holdings at the time such distributions are needed by Golden Sky DBS or Holdings to meet their obligations.

    Reliance on DIRECTV/NRTC. The Company obtains substantially all of its revenue from the distribution of DIRECTV programming services. As a result, the Company would be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Further, the Company relies upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent the Company from continuing to provide DBS services and could have a material adverse effect on the Company's financial condition and results of operations. Additionally, the Company's ability to offer DIRECTV programming services depends upon agreements between the NRTC and Hughes and between the Company and the NRTC. The NRTC's interests may differ from the Company's interests. The Company would be materially and adversely affected by the termination of the NRTC's agreement with Hughes and/or the termination of the Company's agreements with the NRTC. The Company's agreements with the NRTC require that it use the NRTC for certain support services including subscriber information and data reporting capability, retail billing services and central office subscriber services. Such services are critical to the operation and management of the Company's business.

    Competition. The subscription television industry is highly competitive. The Company faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than the Company. The Company's ability to effectively compete in the subscription television industry will depend on a number of factors, including competitive factors (such as the introduction of new technologies or the entry of additional strong competitors) and the level of consumer demand for such services.

2.  Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

    The consolidated financial statements include the financial statements of Holdings and its majority-owned, direct and indirect subsidiaries. All significant intercompany transactions and balances have been eliminated. Minority interest represents the cumulative earnings and losses, after capital contributions, attributable to minority partners and stockholders.

Use of Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Cash and Cash Equivalents

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1998, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

                            GOLDEN SKY HOLDINGS, INC.

2.  Summary of Significant Accounting Policies - continued

Restricted Cash

       Restricted cash, as reflected in the accompanying consolidated balance sheets, include cash restricted by the indenture associated with Systems' 12 3/8% Notes (see Note 5), plus investment earnings thereon. Restricted cash, which is held in escrow, is invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the indenture. As of December 31, 1998, restricted cash was composed entirely of U.S. treasury notes.

Inventory

    Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories ("DBS Equipment"). The Company subsidizes the cost to the consumer of such equipment, which is required to receive DIRECTV programming services. Additionally, the Company subsidizes the cost to the consumer of installation of DBS Equipment. Equipment and installation revenues and related expenses are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the accompanying consolidated statements of operations. During the periods ended December 31, 1996, 1997 and 1998, aggregate proceeds from the sale and installation of DBS Equipment totaled $57,000, $3.8 million and $11.0 million, respectively; related cost of sales totaled $68,000, $4.6 million and $25.8 million during those same periods.

Long-lived Assets

    The Company reviews its long-lived assets (e.g., property and equipment) and certain identifiable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future cash flows related to the asset. For those assets that are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of DIRECTV distribution rights owned, in assessing whether the carrying value of assets can be recovered.

Property and Equipment

    Property and equipment, consisting of computer hardware and software, furniture, vehicles, and office and other equipment, is recorded at cost. Depreciation is recognized on a straight-line basis over the related estimated useful lives, which range from two to five years.

DIRECTV Distribution Rights

    DIRECTV distribution rights, which represent the excess of the purchase price over the fair value of net assets acquired, are amortized on a straight-line basis over the periods expected to be benefited, generally up to 12 years. The expected period to be benefited corresponds to the remaining estimated orbital lives of the satellites used by Hughes for distribution of DIRECTV programming services. Hughes' satellites are estimated to have orbital lives of approximately 15 years from the respective launch dates in December 1993, August 1994 and June 1995.

                            GOLDEN SKY HOLDINGS, INC.

2.  Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash and cash equivalents: The carrying value approximates fair value as a result of the short maturity of these instruments.

         Receivables and payables: These assets are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

         Long-term debt and notes payable: Fair value of the 12 3/8% Notes (as defined) is based on quoted market prices. As of December 31, 1998, the carrying value of the 12 3/8% Notes was $195.0 million; the fair value of the 12 3/8% Notes approximated $199.9 million as of that same date. The carrying value of Systems' Credit Facility (as defined) and other notes payable approximate fair value, as interest rates are variable or approximate market rates.

Revenue Recognition

    DBS services revenue is recognized in the month service is provided. Unearned revenue represents subscriber advance billings for one or more months and revenue recognition is deferred until service is provided.

System Operations Expense

    System operations expense includes payroll and other administrative costs related to the Company's local offices and national call center.

Advertising Costs

    Advertising costs are expensed as incurred. Such costs aggregated $33,000, $1.4 million and $5.1 million during the periods ended December 31, 1996, 1997 and 1998, respectively.

Income Taxes

    Systems elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, Systems was generally not directly subject to income taxation. On February 12, 1997, Systems terminated its S Corporation status, and thereafter is subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon formation, Holdings elected to be taxed as a C Corporation for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods.

Effects of Recently Issued Accounting Pronouncements

    The Company adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS No. 130") during the first quarter of 1998. FAS No. 130 established new rules for the reporting of comprehensive income and its components. FAS No. 130 has no impact on net income or stockholder's equity. The Company has no components of comprehensive income other than net loss and thus, adoption of FAS No. 130 had no effect on its financial statements.

    In June 1998, the Financial Accounting Standards Board (the "FASB") issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, the Company has no derivative instruments or hedging

                            GOLDEN SKY HOLDINGS, INC.

2. Summary of Significant Accounting Policies - continued

arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As the Company previously has expensed all such costs, the adoption of SOP 98-5 is not expected to effect the Company's financial position or results of operations.

Reclassifications

    Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the current year presentation.

Comprehensive Income

    The Company has no components of comprehensive income other than net loss.

3.  Acquisitions

    The Company accounts for its acquisitions using the purchase method. The Company's consolidated statements of operations for the periods ended December 31, 1996, 1997 and 1998 include the results of operations of acquired Rural DIRECTV Markets from the respective acquisition dates.

    The aggregate purchase price (including direct acquisition costs) for the acquisitions completed during 1996, 1997 and 1998 were allocated as follows (dollars in thousands):

                                                                       Years Ended December 31,
                                                              ---------------------------------------------
                                                                 1996            1997            1998
                                                              ------------- --------------- ---------------
         DIRECTV distribution rights...................          $ 4,664        $ 116,394        $114,747
         Customer lists................................              453            9,450           7,114
         Non-compete agreements........................               35            4,879           2,587
         Property and equipment........................              135            1,953             204
         Minority interest.............................               --           (2,931)             --
         Working capital, net..........................              (31)             (20)            192
                                                              ----------        ---------        --------
                                                                 $ 5,256        $ 129,725        $124,844
                                                              ==========        =========        ========

                            GOLDEN SKY HOLDINGS, INC.

    The following summarizes the Company's acquisitions of Rural DIRECTV Markets consummated during 1996, 1997 and 1998 (dollars in thousands):

                                                                                                    Aggregate
Seller                                             Acquisition Date              State            Consideration
----------------------------------------------- ------------------------ ----------------------- -----------------
Aurora Cable TV...............................     November 15, 1996           Tennessee              $  1,092
TV Tennessee, Inc.............................     November 22, 1996           Tennessee                 4,164
                                                                                                      --------
   Total 1996 acquisitions....................                                                        $  5,256
                                                                                                      ========

Deep East Texas Telecommunications, Inc.......     February 7, 1997              Texas                $  1,919
Images DBS Kansas, L.C., Images DBS
  Oaklahoma, L.C. and Total Communications         February 12, 1997        Kansas/Oklahoma             12,702
  Inc.........................................
Direct Satellite TV, LTD......................     February 28, 1997             Texas                   3,746
Thunderbolt Systems, Inc......................      March 11, 1997              Missouri                 6,127
Western Montana DBS, Inc. dba Rocky
  Mountain DBS ...............................        May 1, 1997               Colorado                 4,774
TEG DBS Services, Inc.........................       June 12, 1997               Nevada                  5,237
GVEC Rural TV, Inc............................       July 8, 1997                Texas                   5,176
Satellite Entertainment, Inc..................       July 14, 1997         Minnesota/Michigan            9,640
Direct Vision.................................       July 15, 1997             Minnesota                 7,452
Argos Support Services Company................      August 8, 1997         Florida/Texas/Utah           18,217
JECTV, a segment of Jackson Electric
  Cooperative ................................      August 26, 1997              Texas                   9,453
Lakes Area TV.................................     September 2, 1997           Minnesota                 1,355
DCE Satellite Entertainment, LLC..............     October 13, 1997            Wisconsin                   313
Direct Broadcast Satellite, a segment of CTS
  Communication Corporation ..................     November 7, 1997             Michigan                 4,293
DBS, L.C......................................     November 17, 1997              Iowa                   1,911
Panora Telecommunications, Inc................     November 20, 1997              Iowa                   1,131
Souris River Television, Inc..................     November 21, 1997          North Dakota               7,276
Cal-Ore Digital TV, Inc.......................     December 8, 1997        California/Oregon             5,095
NRTC System No. 0093, a segment of Cable
  and Communications Corporation .............     December 17, 1997            Montana                  3,876
Western Montana Entertainment
  Television, Inc.............................     December 22, 1997            Montana                  7,067
South Plains DBS..............................     December 23, 1997             Texas                   9,143
Lakeland DBS..................................     December 24, 1997            Oklahoma                 3,822
                                                                                                      --------
   Total 1997 acquisitions....................                                                        $129,725
                                                                                                      ========


                            GOLDEN SKY HOLDINGS, INC.

3.  Acquisitions - continued

                                                                                                    Aggregate
Seller                                             Acquisition Date              State            Consideration
----------------------------------------------- ------------------------ ----------------------- -----------------
Direct Broadcast Satellite, a segment of
  Nemont Communications Inc...................     January 14, 1998         Montana/Wyoming              8,284
Triangle Communications System, Inc...........     January 20, 1998             Montana                  9,765
Wyoming Mutual Telephone......................     January 21, 1998               Iowa                     527
North Willamette Telephone....................      March 10, 1998               Oregon                  6,015
Northwest Communications......................      March 10, 1998            North Dakota               1,363
Beulahland Communications, Inc................      March 19, 1998              Colorado                   835
Direct Broadcast Satellite, a segment of SCS
  Communications & Security, Inc..............      April 20, 1998              Oregon                   5,386
PrimeWatch, Inc...............................        May 8, 1998            North Carolina              7,988
Mega TV.......................................       May 11, 1998               Georgia                  2,103
Direct Broadcast Satellite, a division of
  Baldwin County Electric Membership
  Corporation ................................       June 29, 1998             Alabama                  11,769
Frontier Corporation..........................       July 8, 1998              Wisconsin                   734
North Texas Communications....................      August 6, 1998               Texas                   3,118
SEMO Communications Corporation...............      August 26, 1998             Missouri                 2,918
DBS Segment of Cumby Cellular, Inc............      August 31, 1998              Texas                   7,553
Minburn Telephone.............................    September 18, 1998              Iowa                     447
Western Montana DBS, Inc. dba Rocky
  Mountain DBS ...............................      October 2, 1998          Idaho/Montana              20,740
Direct Broadcast Satellite, a segment of
  Volcano Vision, Inc.........................      October 9, 1998           California                31,425
North Central Missouri Electric Coop........     November 2, 1998             Missouri                   1,745
Star Search Rural Television, Inc.............     November 5, 1998             Oklahoma                 2,129
                                                                                                      --------
   Total 1998 acquisitions....................                                                        $124,844
                                                                                                      ========

    The unaudited pro forma information presented below reflects the Company's acquisitions of Rural DIRECTV Markets consummated during 1997 and 1998 as if each such acquisition had occurred as of the beginning of the period presented. These results are not necessarily indicative of future operating results or of what would have occurred had the acquisitions been consummated at those times (dollars in thousands).

                                                                          Years Ended December 31,
                                                                        ------------------------------
                                                                            1997            1998
                                                                        -------------- ---------------

             Total revenue.................................               $ 39,937       $ 87,857
             Net loss before extraordinary charge..........                (26,654)       (79,813)


    Subsequent to December 31, 1998, the Company acquired the exclusive rights to provide DIRECTV programming in four additional Rural DIRECTV Markets. These Rural DIRECTV Markets served approximately 10,600 subscribers as of the respective acquisition dates. The aggregate purchase price of these acquisitions, which represent approximately 54,000 television households, totaled $19.9 million.

    During 1997, Systems acquired a controlling interest in DCE Satellite Entertainment, LLC ("DCE"). Systems has an option to purchase, for approximately $3.0 million, the remaining ownership interest in DCE that it does not own. Systems may exercise this option by delivering no earlier than April 9, 1999, and no later than April 23, 1999, written notice to DCE of its intention to exercise such option. Pursuant to the related operating agreement between Systems and DCE, closing shall occur no later than 30 days after the delivery of such notice.

                            GOLDEN SKY HOLDINGS, INC.

4. Intangible Assets

    Intangible assets, which are amortized using the straight-line method over the related estimated useful lives, consist of the following (dollars in thousands):

                                                                  December 31,
                                                        ----------------------------------    Estimated
                                                              1997             1998          Useful Life
                                                        ----------------- ---------------- ----------------
          DIRECTV distribution rights..............         $121,969          $236,531       10-12 years
          Customer lists...........................            9,903            17,018         5 years
          Non-compete agreements...................            4,914             7,501         3 years
                                                            --------          --------
                                                             136,786           261,050
          Less accumulated amortization............           (6,890)          (27,911)
                                                            --------          --------
              Intangible assets, net...............         $129,896          $233,139
                                                            ========          ========

          5.  Long-Term Obligations

    Long-term obligations consist of the following (dollars in thousands):

                                                                                      December 31,
                                                                               --------------------------
                                                                                1997               1998
                                                                               -------           --------
         12 3/8% Notes.................................................        $    --           $195,000
         Bank debt.....................................................         60,000             67,000
         Seller notes payable..........................................          8,600             15,407
         Other notes payable and obligations under capital leases......            513                797
         Minority interest.............................................          2,928              2,420
                                                                               -------           --------
         Total long-term obligations...................................         72,041            280,624
         Less current maturities.......................................         (2,538)            (8,916)
                                                                               -------           --------
              Long-term obligations, net of current maturities.........        $69,503           $271,708
                                                                               =======           ========

12 3/8% Notes

    On July 31, 1998, Systems consummated an offering (the "12 3/8% Notes Offering") of 12 3/8% Senior Subordinated Notes due 2006 (the "12 3/8% Notes"). Interest on the 12 3/8% Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The 12 3/8% Notes mature on August 1, 2006. The 12 3/8% Notes Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the 12 3/8% Notes Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the 12 3/8% Notes. Additionally, $5.3 million was reserved to fund a portion of a contingent reduction of the Company's availability under its Credit Facility. Such contingent reduction will not occur as a result of the February 1999 amendment to the Credit Facility (see Note 15).

    The 12 3/8% Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness of Systems. The 12 3/8% Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Systems. The 12 3/8% Notes are guaranteed on a full, unconditional, joint and several basis by Argos Support Services Company ("Argos") and PrimeWatch, Inc. ("PrimeWatch"). Both Argos and PrimeWatch are wholly-owned subsidiaries of the Company.

    The 12 3/8% Notes are redeemable, in whole or in part, at Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001,

                            GOLDEN SKY HOLDINGS, INC.

5.  Long-Term Obligations - continued

Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Systems or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to Systems); provided, further that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% Notes.

    The indenture related to the 12 3/8% Notes (the "12 3/8% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on Systems' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to Systems, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Systems' assets.

    In the event of a change of control, as defined in the 12 3/8% Notes Indenture, each holder of 12 3/8% Notes will have the right to require Systems to purchase all or a portion of such holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

    The 12 3/8% Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). During 1998, Systems filed a registration statement with the Securities and Exchange Commission (the "SEC") relating to the exchange of the privately issued notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Because the registration statement was not declared effective within the time period required under the registration rights agreement associated with the 12 3/8% Notes Offering, from December 29, 1998 through March 22, 1999 (the date the registration statement was declared effective), Systems was required to pay liquidated damages of $18,750 per week to holders of the 12 3/8% Notes.

Bank Debt

    During 1997, Systems entered into a credit agreement (the "Credit Agreement") with a group of financial institutions, which provided for borrowings of $100.0 million. Loans outstanding under the Credit Agreement bore interest at variable rates (prime rate or LIBOR plus an applicable margin). At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.

    During May 1998, Systems entered into a seven-year, $150.0 million amended credit facility (the "Credit Facility") with a syndicate of lenders. The Credit Facility provides for a term loan commitment of $35.0 million and a revolving loan commitment of $115.0 million. Borrowings under the Credit Facility bear interest at variable rates (approximately 10% as of December 31, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of December 31, 1998, aggregate borrowings outstanding under the Credit Facility totaled $67.0 million, including $35.0 million borrowed pursuant to the Credit Facility's term loan commitment.

    Upon execution of the Credit Facility, Systems recognized an extraordinary charge of approximately $2.6 million to write-off unamortized deferred financing costs associated with the Credit Agreement.

    In February 1999, Systems' Credit Facility was amended (the "Amended Credit Facility") to permit, among other things, the offering of senior discount notes by Golden Sky DBS (see Note 15). The Amended Credit Facility's term loan commitment amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. The availability of revolving loan borrowings under the Amended Credit Facility reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. In February 1999, Systems repaid all outstanding borrowings under the revolving loan commitment. Such repayment

                            GOLDEN SKY HOLDINGS, INC.

5. Long-term Obligations - continued

was funded from the contribution by Golden Sky DBS of the net proceeds of the 13 1/2% Notes Offering to Systems and totaled $53.0 million. Upon execution of the Amended Credit Facility, Systems recognized an extraordinary charge of approximately $2.9 million to write off unamoritized deferred financing costs associated with the Credit Facility.

    The Amended Credit Facility contains a number of significant covenants that, among other things, limit Systems' ability to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of Systems' capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. As of each of December 31, 1997 and 1998, no amounts were available for distribution to Holdings.

    The Amended Credit Facility also contains a number of financial covenants that will require Systems to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) ratios. Revolving credit availability under the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements. As of December 31, 1998, the Company was in compliance with all of the covenants under the Amended Credit Facility.

    Commitment fees are payable on unused amounts available under the Amended Credit Facility. Such commitment fees, which are payable quarterly in arrears, range from 0.50% per annum to 1.25% per annum based on Systems' utilization of such commitments.

Seller Notes Payable

    In connection with certain 1996 acquisitions, the Company issued seller notes payable totaling $2.5 million and bearing interest at an annual rate of 10%. These notes were repaid during 1997. The Company also issued seller notes payable totaling $8.6 million in connection with certain 1997 acquisitions and $10.2 million in connection with certain 1998 acquisitions. As of December 31, 1998, approximately $13.9 million of the outstanding seller notes payable were collateralized by bank letters of credit. The seller notes payable bear interest at rates ranging from 7% to 10%.

Other Notes Payable

    In November 1996, the Company issued $2.0 million in promissory notes to a group of lenders under a bridge financing agreement. The notes bore interest at the rate of 10% per annum. In February 1997, these notes, along with $1.8 million in additional promissory notes issued in January 1997, were exchanged for Systems' Series A Convertible Participating Preferred Stock. In connection with the bridge agreement, Systems' issued warrants exercisable for 5,682 shares of its Common Stock at an exercise price of $.01 per share. These warrants were immediately exercisable and expire on February 12, 2007. At the date of issuance, the fair value of the warrants was not material. These warrants were assumed by Holdings after its formation and remained outstanding at December 31, 1998.

                            GOLDEN SKY HOLDINGS, INC.

5.    Long-Term Obligations - continued

    Future maturities of amounts outstanding under Systems' long-term obligations as of December 31, 1998 are summarized as follows (dollars in thousands, bank debt amounts reflect February 1999 amendment):


                                         12 3/8%                      Seller Notes
                                          Notes         Bank Debt        Payable          Other         Total
                                      -------------- --------------- ---------------     -------      ----------
Year Ending December 31,
   1999...............................   $    --        $    --         $ 8,495            $421       $   8,916
   2000...............................        --             --           1,906             322           2,228
   2001...............................        --             --           1,969              54           2,023
   2002...............................        --            350           2,037              --           2,387
   2003...............................        --            350           1,000              --           1,350
   Thereafter.........................   195,000         66,300              --              --         261,300
                                        --------        -------         -------            ----        --------
    Total debt........................  $195,000        $67,000         $15,407            $797        $278,204
                                        ========        =======         =======            ====        ========

6.  Mandatorily Redeemable Preferred Stock and Stockholders' Equity (Deficit)

    During 1996, Systems issued 1,000 shares of Common Stock, par value $.01, for aggregate consideration of $1,000 cash. In February 1997, Systems (i) amended its certificate of incorporation to cancel its outstanding shares of Common Stock; (ii) created new classes of common and preferred stock and (iii) exchanged all of the canceled shares of Systems' Common Stock for an aggregate of ten shares of Systems' Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock").

    In February 1997, Systems issued 24,990 shares of Series A Preferred Stock in fulfillment of an investor's subscription to purchase Series A Preferred Stock that was outstanding at December 31, 1996 (aggregate consideration of $2,499,000). During that same month, Systems issued 100 shares of its Common Stock (par value $.01) for aggregate consideration of $100 cash and a total of 38,107 shares of Series A Preferred Stock upon the conversion of convertible promissory notes (plus accrued interest of approximately $62,000) issued in November 1996 ($2.0 million) and January 1997 ($1.8 million). In February and March 1997, Systems issued 342,893 additional shares of Series A Preferred Stock for cash totaling $34.3 million. Upon the formation of Holdings in September 1997, all shareholders of Systems' Common Stock and Series A Preferred Stock were issued equivalent shares of Holdings stock. Concurrent therewith, Systems issued 1,000 shares of its Common Stock (par value $0.01) to Holdings for cash proceeds of $10 and all previously outstanding shares of Systems' Common Stock and Series A Preferred Stock were canceled.

    At December 31, 1998, the Company's preferred stock consists of:

        Series A Convertible Participating Preferred Stock ("Series A Preferred Stock")

        Holders of Series A Preferred Stock are entitled to voting rights equal to the largest number of shares of common stock into which the Series A Preferred Stock can be converted. These shares are entitled to cumulative, compounded cash dividends at the rate of 19.5% of the liquidation preference through December 31, 1997, and 14.5% thereafter, payable upon redemption, liquidation, sale of substantially all of the assets, or certain mergers. In addition the Series A Preferred Stock shall be entitled to dividends at the same rate as dividends are paid with respect to the common stock based upon the largest number of shares of Common Stock into which the Series A Preferred Stock can be converted. In the event of liquidation, holders of Series A Preferred Stock are entitled to receive, to the extent available, the sum of $100 per share plus any unpaid dividends.

        The Series A Preferred Stock ranks on par with the Series B Convertible Participating Preferred Stock, while the Series C Senior Convertible Preferred Stock ranks senior to the Series A Preferred Stock and Series B Convertible Participating Preferred Stock for liquidation purposes. In a liquidation, the Series C Senior Convertible Preferred Stock shall be entitled to be paid out of assets

                            GOLDEN SKY HOLDINGS, INC.

6. Mandatorily Redeemable Preferred Stock and Stockholders' Equity (Deficit) - continued

        of the Company available for distribution to stockholders the sum of $200 per share plus any unpaid dividends before any amount shall be paid or distributed to the holders of the Series A Preferred Stock, Series B Convertible Participating Preferred Stock, Series A Redeemable Preferred Stock, Series B Redeemable Preferred Stock, Common Stock or any stock ranking on liquidation junior to the Series C Senior Convertible Preferred Stock. After such amounts have been paid to the holders of the Series C Senior Convertible Preferred Stock, the Series A Preferred Stock, together with other preferred stockholders ranking junior to the Series C Senior Convertible Preferred Stock, will, after their respective liquidation preferences have been satisfied, share ratably with the holders of common stock in the value received for the remaining assets, as if each share of Series A Preferred Stock had been converted into Common Stock.

        The Series A Preferred Stock may be converted in certain circumstances into one share of common stock and 0.95 shares of Series A Redeemable Preferred Stock, with such redeemable preferred shares each having a liquidation preference equal to the sum of $100 plus accrued and unpaid dividends on the redeemable preferred stock. Series A Preferred Stock will be automatically converted upon the closing of the Company's first underwritten public offering of common stock with net proceeds to the Company equal to or exceeding $35 million, where the shares are offered to the public at a price per share of no less than $300 per share, appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend, or similar event, and in which all redeemable preferred stock issuable upon conversion is redeemed at the closing or sufficient cash to do so is segregated for that purpose (a "QPO"). Each share of Series A Preferred is also convertible upon election of 58% of the outstanding shareholders. Any accrued but unpaid dividends on the Series A Preferred at the time of conversion will remain deferred and accrued and will be for the benefit of the shares of the Series A Redeemable Preferred Stock into which the Series A Preferred Stock was converted. As of December 31, 1998, the cumulative, unpaid dividends associated with the Series A Preferred Stock amounted to approximately $14.7 million, or $35.14 per share.

        Series A Preferred Stock is mandatorily redeemable for $100 per share, plus unpaid cumulative dividends, plus the fair value of one share of Common Stock, upon approval of holders of at least 58% of the outstanding shares of Series A Preferred Stock on or after February 12, 2002. It is also redeemable at the option of the Company after December 31, 2002 at the same redemption price. In the event of a change of management or control of the Company, and upon election of holders of at least 58% of the outstanding shares, the Series A Preferred Stock is redeemable on or after February 12, 2000.

        Series B Convertible Participating Preferred Stock ("Series B Preferred Stock")

        The Series B Preferred Stock has features similar to the Series A Preferred Stock except that mandatory, cumulative, compounded cash dividends accrue at 14.5% of the liquidation preference, and upon liquidation, the Series B Preferred Stock shareholders are entitled to a preference of $200 per share plus any unpaid dividends. Upon conversion each share of the Series B Preferred Stock is convertible into one share of common stock and 0.95 shares of Series B Redeemable Preferred Stock having a liquidation preference equal to the sum of $200 plus accrued and unpaid dividends. A QPO with respect to Series B Preferred Stock requires a price of $600 per share rather than the $300 per share required with respect to Series A Redeemable Preferred Stock. As of December 31, 1998, the cumulative unpaid dividends associated with the Series B Preferred Stock amounted to approximately $7.8 million or $34.15 per share.

                            GOLDEN SKY HOLDINGS, INC.

6. Mandatorily Redeemable Preferred Stock and Stockholders' Equity (Deficit) - continued

        Series C Senior Convertible Preferred Stock ("Series C Preferred Stock")

        Holders of the Series C Preferred Stock are entitled to voting rights equal to the largest number of shares of common stock into which each share of Series C Preferred Stock can be converted. These shares are entitled to cumulative, compound cash dividends at the rate of 10.0% of the liquidation preference, payable upon any liquidation event, sale of substantially all of the assets, certain mergers, or redemption. In the event of liquidation, holders of Series C Preferred Stock are entitled to receive, to the extent available, the sum of $200 per share plus any unpaid dividends prior to any distributions to other stock.

        The Series C Preferred Stock will be automatically converted upon the closing of the Company's first underwritten public offering of common stock with net proceeds to the Company equal to or exceeding $35 million where the shares are offered to the public at a price per share of no less than $200 per share, appropriately adjusted. The shares are convertible upon election of holders of at least 58% of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock, voting separately by class, to convert all outstanding shares of Series A Preferred Stock and Series B Preferred Stock into shares of common stock. Any holder of Series C Preferred Stock may also elect to convert any or all of its shares at any time. Upon conversion, each share of the Series C Preferred Stock is convertible into one share of Common Stock, and unpaid dividends are also converted into common shares based on a $200 per share valuation.

        In addition the Series C Preferred Stock of any holder is mandatorily redeemable for $200 per share plus unpaid cumulative dividends upon the written request of such holder on or after September 30, 2003. All the shares of Series C Preferred Stock are redeemable at the option of the Company after September 30, 2004 at the same redemption price. As of December 31, 1998, the cumulative unpaid dividends associated with the Series C Preferred Stock amounted to approximately $255,000, or $5.00 per share.

        Series A and Series B Redeemable Preferred Stock

        A total of 646,500 shares of Series A and Series B Redeemable Preferred Stock, $0.01 par value, have been authorized. No shares of Series A or Series B Redeemable Preferred Stock were issued or outstanding at December 31, 1998. The Series A and Series B Redeemable Preferred Stock have the same dividend rights as the Series A Preferred Stock and the Series B Preferred Stock and are redeemable under similar conditions as the Series A Preferred Stock and Series B Preferred Stock. The Series A and Series B Redeemable Preferred Stock are also redeemable upon election of holders of at least 58% of the shares in the series following certain mergers or sale of substantially all of the assets, and are mandatorily redeemed as of the closing of a QPO. The redemption price and the liquidation preference for Series A and Series B Redeemable Preferred Stock are $100 and $200 per share, respectively, plus unpaid dividends. Series A and Series B Redeemable Preferred Stock have no voting rights, other than rights to elect certain directors and to approve certain specified corporate actions.

        Undesignated Preferred Stock

        A total of 300,000 shares of Undesignated Preferred Stock has been authorized by the Board of Directors. No shares of Undesignated Preferred Stock, $.01 par value, were issued or outstanding at December 31, 1998. The Board of Directors has the authority to designate the class of stock, dividend rates, voting powers, redemption options and conversion options of these shares.

                            GOLDEN SKY HOLDINGS, INC.

7.  Stock Incentive Plan

    In July 1997 Systems adopted the Golden Sky Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Stock Incentive Plan") to provide incentive to attract and retain certain officers, directors and key employees. The options are exercisable during a period of up to ten years after grant. Stock options granted under the Stock Incentive Plan vest over a three-year period. Effective September 9, 1997, Holdings assumed the Stock Incentive Plan. Participants in the Holdings' Stock Incentive Plan received options with terms identical to those under Systems' Stock Incentive Plan and all previously outstanding options were canceled.

    A summary of incentive stock option activity during 1997 and 1998 is as follows:

                                                            1997                               1998
                                               -------------------------------    --------------------------------
                                                                                                  Weighted-Average
                                                               Weighted-Average                       Exercise
                                                  Options      Exercise Price        Options           Price
                                               --------------- ---------------    --------------- ----------------
Options outstanding, beginning of year....              --          $  --              62,525          $1.00
Granted...................................          62,525           1.00              18,693           1.00
Exercised.................................              --             --             (24,831)          1.00
Forfeited.................................              --             --              (7,642)          1.00
                                                    ------          -----              ------          -----
Options outstanding, end of year..........          62,525          $1.00              48,745          $1.00
                                                    ======          =====              ======          =====
Options exercisable, end of year..........           8,684          $1.00               5,595          $1.00
                                                    ======          =====              ======          =====

    Accounting for Stock-Based Compensation

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for the Stock Incentive Plan. Under APB 25, because the exercise price of employee stock options granted pursuant to the Stock Incentive Plan is equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. In October 1995, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt FAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income is required by FAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the corresponding vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option valuation model with the following weighted-average assumptions:

                                                                        Years Ended December 31,
                                                                    -----------------------------
                                                                          1997             1998
                                                                       --------          --------
Risk-free interest rate........................................            6.0%              6.0%
Dividend yield.................................................            0.0%              0.0%
Volatility factor..............................................            0.0%              0.0%
Expected term of options.......................................        10 years          10 years

    The options granted during the years ended December 31, 1997 and 1998 had no net value using the preceding assumptions. Therefore, there was no pro forma effect on the Company's net loss.

                            GOLDEN SKY HOLDINGS, INC.

8.  401(k) Retirement Plan

    The Company sponsors a 401(k) Retirement Plan (the "401(k) Plan") for eligible employees. Employer matching contributions to the 401(k) Plan, which became effective as of January 1, 1997, are discretionary. During the years ended December 31, 1997 and 1998, the Company made no discretionary employer matching contributions to the 401(k) Plan. Administrative expenses associated with the 401(k) Plan during those same periods were not material.

9.  Income Taxes

     The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                                      Years Ended December 31,
                                                                        1997            1998
                                                                      ---------      ---------
             Current (provision) benefit:
               Federal.........................................        $ 3,911       $ 16,325
               State...........................................            742          3,097
               Increase in valuation allowance.................         (4,653)       (19,422)
             Total current (provision) benefit.................             --             --
                                                                       -------       --------

             Deferred benefit:
               Federal.........................................          1,639          3,111
               State...........................................            311            590
               Increase in valuation allowance.................         (1,950)        (3,701)
                                                                       -------       --------
             Total deferred benefit............................             --             --
                                                                       -------       --------
                  Total benefit (provision)....................        $    --      $      --
                                                                       =======       ========

    As of December 31, 1998, the Company had net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $63.4 million. The NOLs expire beginning in the year 2011. Use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. FAS No. 109, "Accounting for Income Taxes" ("FAS No. 109"), requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.

    In 1998, Holdings increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management frequently reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely than not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of Holdings' provision for income taxes.

                            GOLDEN SKY HOLDINGS, INC.

9. Income Taxes - continued

The temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows (in thousands):

                                                                                 December 31,
                                                                         ---------------------------
                                                                             1997             1998
                                                                            -------         --------
Current deferred tax assets:
   Allowance for doubtful accounts.................................         $    52         $    111
   Amortization of intangible assets...............................              54               54
   Accrued expenses................................................              --               29
                                                                            -------         --------
Gross current deferred tax assets..................................             106              194
Valuation allowance................................................            (106)            (194)
                                                                            -------         --------
Net current deferred tax assets....................................              --               --

Non-current deferred tax assets:
   Depreciation....................................................             592              630
   Amortization of intangible assets...............................             951            4,498
   Net operating loss carryforwards................................           5,254           24,677
                                                                            -------         --------
Total non-current deferred tax assets..............................           6,797           29,805
Non-current deferred tax liabilities:
   Amortization of intangible assets...............................            (299)            (271)
                                                                            -------         --------
Gross non-current deferred tax assets..............................           6,498           29,534
Valuation allowance................................................          (6,498)         (29,534)
                                                                            -------         --------
Net non-current deferred tax assets                                              --               --
                                                                            -------         --------
Net deferred tax assets............................................         $    --         $     --
                                                                            =======         ========

    The actual income tax benefit (provision) for 1997 and 1998 are reconciled to the amounts computed by applying the statutory federal tax rate to income before income taxes as follows:

                                                                             Years Ended December 31,
                                                                  ------------------------------------------------
                                                                           1997                    1998
                                                                  ----------------------- ------------------------
                                                                      Tax         Rate        Tax         Rate
                                                                  ------------- --------- ------------- ----------
Statutory rate..............................................          $5,391       34.0%     $ 21,131     34.0%
State income taxes, net of federal benefit..................             695        4.4         2,433      3.9
Non-deductible amortization of intangible assets............            (291)      (1.8)         (415)    (0.7)
Other.......................................................             (12)        --           (27)      --
Increase in valuation allowance.............................          (5,783)     (36.5)      (23,122)   (37.2)
                                                                      ------      -----       -------    -----
Income taxes................................................          $   --         --%     $     --       --%
                                                                      ======      =====       =======    =====

                            GOLDEN SKY HOLDINGS, INC.

10.  Commitments and Contingencies

    The Company has non-cancelable operating leases for office, warehouse and storage space that expire at various dates. Future minimum lease payments as of December 31, 1998 are summarized as follows (dollars in thousands):

1999.........................................................      $1,522
2000.........................................................       1,186
2001.........................................................         733
2002.........................................................         443
2003.........................................................         121
                                                                   ------
          Total..............................................      $4,005
                                                                   ======

    In November 1999, certain meteoroid events will occur as the earth's orbit passes through the particulate trail of Comet 55P (Tempel-Tuttle). These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites, including DBS satellites. The Company is unable to determine the impact, if any, these meteoroid events could have on the DBS satellites used by Hughes for distribution of DIRECTV programming services. In the event the Hughes DBS satellites are adversely affected by these meteoroid or other events, the Company's business and results of operations could be adversely impacted.

11.  Related Party Transactions

    During 1996, Systems purchased the assets of Cable-Video Management, Inc. ("CVM"), an entity owned by Systems' president, for $44,000. Prior to the acquisition of CVM's assets, Systems obtained management and other services from CVM. Aggregate management fees paid to CVM approximated $280,000 during 1996 and are included in general and administrative expenses in the accompanying consolidated statements of operations. Also during 1996, Systems reimbursed CVM for salaries and other miscellaneous expenses aggregating $343,000. In 1997, Systems paid $66,000 to a company affiliated with Systems' president for consulting services received by Systems. Additionally, during 1996, 1997 and 1998, Systems paid $5,000, $77,000 and $159,000 (including $75,000 paid in connection with a 1998 acquisition), respectively, to one of its directors for consulting services.

    During 1996, the Company's president provided Systems with a short-term loan in the amount of $381,000. In 1997, the Company received an additional $150,000 short-term loan from its president and a $215,000 short-term loan from a shareholder. Each of these loans bore interest at an annual rate of 10% and were repaid during 1997.

    The Company has contracted with an entity owned by its president for air transportation services. Such services include the lease of an aircraft. This lease is cancelable with six months notice and requires monthly payments equal to the greater of $20,000 or an aggregate fixed hourly operating charge. The fixed hourly operating charge is based on prevailing market prices. The total cost of such services received by the Company approximated $31,000, $109,000 and $506,000 during 1996, 1997 and 1998, respectively.

12.  Valuation and Qualifying Accounts

    The Company's valuation and qualifying accounts as of December 31, 1996, 1997 and 1998 are as follows (in thousands):

                                                                                   Year Ended December 31,
                                                                        -------------------------------------------
                                                                           1996              1997            1998
                                                                          ------           -------         --------
          Allowance for doubtful accounts, beginning of period....        $   --           $     4         $    138
          Charged to costs and expenses...........................             4               417            1,537
          Deductions..............................................            --              (283)          (1,382)
                                                                          ------           -------         --------
          Allowance for doubtful accounts, end of period..........        $    4           $   138         $    293
                                                                          ======           =======         ========

                            GOLDEN SKY HOLDINGS, INC.

13.  Consolidating Financial Information and Subsidiary Guarantors

         Consolidating financial information for the Company, the Company's guarantor subsidiaries, and the Company's non-guarantor subsidiaries is as follows (dollars in thousands):

Consolidating Balance Sheet -- December 31, 1997

                                                                                                         Consolidating
                                                                                                             and
                                                                          Guarantor     Non-guarantor     Eliminating
                                             Holdings      Systems      Subsidiaries    Subsidiaries      Adjustments   Consolidated
                                             --------      --------     ------------    -------------    -------------  ------------
Assets
Current assets:
   Cash and cash equivalents...........       $     4      $ 12,146        $1,077           $  409         $      --       $ 13,636
   Subscriber receivables, net.........            --         2,841           633              369                --          3,843
   Other receivables...................            --           307            28               --                --            335
   Intercompany receivables............            12         2,570            --               --            (2,582)            --
   Inventory...........................            --         1,997           106               71                --          2,174
   Prepaid expenses and other..........            --           127            --               --                --            127
                                             --------      --------       -------           ------          --------       --------
Total current assets...................            16        19,988         1,844              849            (2,582)        20,115
Property and equipment, net............            --         2,759            77              100                --          2,936
Investment in subsidiaries.............        70,449        26,735            --               --           (97,184)            --
Intangible assets......................            --        96,585        18,302            3,842            11,167        129,896
Deferred financing costs...............            --         3,106            --               --                --          3,106
Other assets...........................            --            91            86               10                --            187
                                             --------      --------       -------           ------          --------       --------
     Total assets......................       $70,465      $149,264       $20,309           $4,801         $ (88,599)      $156,240
                                             ========      ========       =======           ======          ========       ========

Liabilities and Stockholders' Equity
   (Deficit)
Current liabilities:
   Trade accounts payable..............       $    --      $  8,125       $   194           $  152         $      --       $  8,471
   Interest payable....................            --           786            --               --                --            786
   Current maturities of long-term
    obligations .......................            --         2,538            --               --                --          2,538
   Unearned revenue....................            --         1,857           511              262                --          2,630
   Accrued payroll and other...........            --         1,372         2,655              402            (2,582)         1,847
                                             --------      --------       -------           ------          --------       --------
Total current liabilities..............            --        14,678         3,360              816            (2,582)        16,272

Long-term obligations, net of current
   maturities:
   Bank debt...........................            --        60,000            --               --                --         60,000
   Seller notes payable................            --         6,200            --               --                --          6,200
   Other notes payable and obligations
    under capital leases...............            --           331            44               --                --            375
   Minority interest...................            --            --            --               --             2,928          2,928
                                             --------      --------       -------           ------          --------       --------
Total long-term obligations, net of
  current maturities...................            --        66,531            44               --             2,928         69,503
                                             --------      --------       -------           ------          --------       --------
Total liabilities......................            --        81,209         3,404              816               346         85,775

Mandatorily redeemable preferred stock:
     Series A Preferred Stock..........        48,989            --            --               --                --         48,989
     Series B Preferred Stock..........        46,388            --            --               --                --         46,388
                                             --------      --------       -------           ------          --------       --------
                                               95,377            --            --               --                --         95,377

Stockholders' Equity (Deficit):
   Common Stock........................            --            --             6               --                (6)            --
   Additional paid-in capital..........            --        87,400         1,967               --           (89,367)            --
   Retained earnings (accumulated
    deficit)...........................       (24,912)      (19,345)       14,932            3,985               428        (24,912)
                                             --------      --------       -------           ------          --------       --------
Total stockholders' equity  (deficit)..       (24,912)       68,055        16,905            3,985           (88,945)       (24,912)
                                             --------      --------       -------           ------          --------       --------
     Total liabilities and
       stockholders' equity (deficit)..      $ 70,465      $149,264       $20,309           $4,801          $(88,599)      $156,240
                                             ========      ========       =======           ======          ========       ========

                            GOLDEN SKY HOLDINGS, INC.

13.  Consolidating Financial Information and Subsidiary Guarantors - continued

Consolidating Statement of Operations  - Year Ended December 31, 1997

                                                                                                 Consolidating
                                                                                     Non-            and
                                                                     Guarantor     guarantor      Eliminating
                                             Holdings    Systems    Subsidiaries  Subsidiaries    Adjustments    Consolidated
                                             --------  -----------  ------------  ----------- -- ------------ -- ------------
Revenue:
   DBS services .......................         $ --      $ 13,356     $ 2,787       $ 309          $   --          $16,452
   Lease and other ....................           --           931          --          13              --              944
                                             --------  -----------    ---------      ------         ------          -------
Total revenue                                     --                     2,787         322              --           17,396
                                                            14,287
Costs and Expenses:
   Costs of DBS services ..............           --         7,514       1,601         189              --            9,304
   System operations ..................           --         2,830         876         100             (10)           3,796
   Sales and marketing ................           --         6,597         693          26              --            7,316
   General and administrative .........           --         2,260          59          12              --            2,331
   Depreciation and amortization ......           --         6,312         109          79             800            7,300
                                             --------  -----------    ---------      ------         ------         --------
Total costs and expenses ..............           --        25,513       3,338         406             790           30,047
                                             --------  -----------    ---------      ------         ------         --------
Operating loss ........................           --       (11,226)       (551)        (84)           (790)         (12,651)
Non-operating items:
   Interest and investment income .....           --            30          10          --              --               40
   Interest expense ...................          (73)       (3,170)         (3)         --              --           (3,246)
                                             --------  -----------    ---------      ------         ------         --------
Total non-operating items .............          (73)       (3,140)          7          --              --           (3,206)
                                             --------  -----------    ---------      ------         ------         --------
Loss before income taxes ..............          (73)      (14,366)       (544)        (84)           (790)         (15,857)
Income taxes ..........................           --            --          --          --              --               --
                                             --------  -----------    ---------      ------         ------         --------
Net loss ..............................      $   (73)     $(14,366)    $  (544)      $ (84)         $ (790)        $(15,857)
                                             ========  ===========    =========      ======         ======         ========

                           GOLDEN SKY HOLDINGS, INC.

13. Consolidating Financial Information and Subsidiary Guarantors - continued

Consolidating Statement of Cash Flows  - Year Ended December 31, 1997

                                                                                                      Consolidating
                                                                                            Non-           and
                                                                          Guarantor      guarantor      Eliminating
                                           Holdings        Systems       Subsidiaries   Subsidiaries    Adjustments    Consolidated
                                           --------       ---------     -------------   ------------  --------------   ------------
Cash Flows From Operating Activities
Net loss...............................    $   (73)       $(14,366)        $ (544)         $ (84)         $(790)         $(15,857)
  Adjustments to reconcile net loss
     to net cash provided by (used
     in) operating activities:
   Depreciation and amortization.......         --           6,312            109             79            800             7,300
   Amortization of deferred financing
     costs.............................         --             215             --             --             --               215
   Change in operating assets and
    liabilities, net of acquisitions:
     Subscriber receivables, net of
        unearned revenue...............         --          (1,827)          (615)           (59)            --            (2,501)
     Other receivables.................       (586)           (185)            24             --            586              (161)
     Inventory.........................         --          (1,499)           (34)           (71)            --            (1,604)
     Prepaid expenses and other........         --            (201)             8            (10)            --              (203)
     Trade accounts payable............         --           7,683           (320)           152             --             7,515
     Interest payable..................         73             733             --             --             --               806
     Accrued payroll and other.........        574          (1,461)         2,460            402           (596)            1,379
                                           -------        --------         ------          -----          -----          --------
Net cash provided by (used in)
   operating activities................        (12)         (4,596)         1,088            409             --            (3,111)

Cash Flows From Investing Activities
Acquisitions of Rural DIRECTV Markets..         --        (120,051)            --             --             --          (120,051)
Purchases of property and equipment....         --            (992)            (6)            --             --              (998)
Other..................................         --             320             --             --             --               320
                                           -------        --------         ------          -----          -----          --------
Net cash provided by (used in)
   investing activities................         --        (120,723)            (6)            --             --          (120,729)

Cash Flows From Financing Activities
Proceeds from issuance of Series A
   Preferred Stock.....................      1,200          34,289             --             --             --            35,489
Proceeds from bridge loan..............     10,000              --             --             --             --            10,000
Proceeds from issuance of Series B
   Preferred Stock.....................     35,616              --             --             --             --            35,616
Borrowings under the Credit Agreement..         --          75,000             --             --             --            75,000
Principal payments on the Credit
   Agreement ..........................         --         (14,995)            (5)            --             --           (15,000)
Proceeds from issuance of notes
   payable ............................         --           2,115             __             --             --             2,115
Principal payments on notes payable
   and obligations under capital
   leases..............................         --          (2,902)            --             --             --            (2,902)
Contribution from Holdings.............    (46,800)         46,800             --             --             --                --
Increase in deferred financing costs...         --          (3,321)            --             --             --            (3,321)
                                           -------        --------         ------          -----          -----          --------
Net cash provided by (used in)
   financing activities................         16         136,986             (5)            --             --           136,997

Net increase in cash and cash
   equivalents.........................          4          11,667          1,077            409             --            13,157
Cash and cash equivalents, beginning
   of period...........................         --             479             --             --             --               479
                                           -------        --------         ------          -----          -----          --------
Cash and cash equivalents, end of
   period..............................    $     4        $ 12,146         $1,077          $ 409          $  --          $ 13,636
                                           =======        ========         ======          =====          =====          ========

                           GOLDEN SKY HOLDINGS, INC.

13. Consolidating Financial Information and Subsidiary Guarantors - continued

Consolidating Balance Sheet - December 31, 1998

                                                                                                      Consolidating
                                                                                            Non-           and
                                                                          Guarantor      guarantor      Eliminating
                                           Holdings        Systems       Subsidiaries   Subsidiaries    Adjustments    Consolidated
                                           --------       ---------     -------------   ------------  --------------   ------------
Assets
Current assets:
   Cash and cash equivalents...........    $    28        $    827         $ 1,189         $2,444        $     --        $   4,488
   Restricted cash, current portion....         --          28,083              --             --              --           28,083
   Subscriber receivables, net.........         --           6,815           1,043            774              --            8,632
   Other receivables...................         --           2,360              87             18              --            2,465
   Intercompany receivables............         12          11,521              --             --         (11,533)              --
   Inventory...........................         --           9,255             583            308              --           10,146
   Prepaid expenses and other..........         --           1,819              37              3              --            1,859
                                           -------        --------         -------         ------        --------        ---------
Total current assets...................         40          60,680           2,939          3,547         (11,533)          55,673
Restricted cash, net of current
   portion.............................         --          23,534              --             --              --           23,534
Property and equipment, net............         --           4,418             381            195              --            4,994
Investment in subsidiaries.............     15,922          34,200              --             --         (50,122)              --
Intangible assets, net.................         --         199,867          25,051          3,525           4,696          233,139
Deferred financing costs...............         --          10,541              --             --              --           10,541
Other assets...........................         --             133              85             --              --              218
                                           -------        --------         -------         ------        --------        ---------
     Total assets......................    $15,962        $333,373         $28,456         $7,267        $(56,959)       $ 328,099
                                           =======        ========         =======         ======        ========        =========
Liabilities and Stockholders' Equity
   (Deficit)
Current liabilities:
   Trade accounts payable..............    $    --        $ 13,482         $    49         $    8        $     --        $  13,539
   Interest payable....................         --          11,009              --             --              --           11,009
   Current maturities of long-term
     obligations.......................         --           8,916              --             --              --            8,916
   Unearned revenue....................         --           4,380             789            405              --            5,574
   Accrued payroll and other...........         --           1,028           6,263          5,633         (11,533)           1,391
                                           -------        --------         -------         ------        --------        ---------
Total current liabilities..............         --          38,815           7,101          6,046         (11,533)          40,429
Long-term obligations, net of current
  maturities...........................         --
   12 3/8% Notes.......................         --         195,000              --             --              --          195,000
   Bank debt...........................         --          67,000              --             --              --           67,000
   Seller notes payable................         --           6,912              --             --              --            6,912
   Other notes payable and
     obligations under capital leases..         --             318              58             --              --              376
   Minority interest...................         --              --              --             --           2,420            2,420
                                           -------        --------         -------         ------        --------        ---------
Total long-term obligations, net of
  current maturities...................         --         269,230              58             --           2,420          271,708
                                           -------        --------         -------         ------        --------        ---------
Total liabilities......................         --         308,045           7,159          6,046          (9,113)         312,137

Mandatorily redeemable preferred stock:
  Series A Preferred Stock.............     56,488              --              --             --              --           56,488
  Series B Preferred stock.............     53,489              --              --             --              --           53,489
  Series C Preferred Stock.............     10,455              --              --             --              --           10,455
                                           -------        --------         -------         ------        --------        ---------
                                           120,432              --              --             --              --          120,432
Stockholders' Equity (Deficit):
   Common Stock........................         --              --             896             --            (896)              --
   Additional paid-in capital..........         25          97,600           1,967             --         (99,567)              25
   Retained earnings (accumulated
     deficit)..........................   (104,495)        (72,272)         18,434          1,221          52,617         (104,495)
                                           -------        --------         -------         ------        --------        ---------
Total stockholders' equity (deficit)...   (104,470)         25,328          21,297          1,221         (47,846)        (104,470)
                                           -------        --------         -------         ------        --------        ---------
     Total liabilities and
       stockholders' equity (deficit)..    $15,962        $333,373         $28,456         $7,267        $(56,959)       $ 328,099
                                           =======        ========         =======         ======        ========        =========

                                      F-26

                           GOLDEN SKY HOLDINGS, INC.

13. Consolidating Financial Information and Subsidiary Guarantors - continued

Consolidating Statement of Operations - Year Ended December 31, 1998

                                                                                                      Consolidating
                                                                                            Non-           and
                                                                          Guarantor      guarantor      Eliminating
                                           Holdings        Systems       Subsidiaries   Subsidiaries    Adjustments    Consolidated
                                           --------       ---------     -------------   ------------  --------------   ------------
Revenue:
   DBS services........................    $    --        $ 57,437         $11,172         $ 6,301      $    --          $ 74,910
   Lease and other.....................         --             982              22              10           --             1,014
                                           -------        --------         -------         -------      -------          --------
Total revenue..........................         --          58,419          11,194           6,311           --            75,924
Costs and Expenses:
   Costs of DBS services...............         --          34,640           6,813           3,838           --            45,291
   System operations...................         --           7,683           2,533           1,318         (513)           11,021
   Sales and marketing.................         --          23,753           5,045           3,403           --            32,201
   General and administrative..........         --           7,000             267             164           --             7,431
   Depreciation and amortization.......         --          19,336             996             340        2,494            23,166
                                           -------        --------         -------         -------      -------          --------
Total costs and expenses...............         --          92,412          15,654           9,063        1,981           119,110
                                           -------        --------         -------         -------      -------          --------
Operating loss.........................         --         (33,993)         (4,460)         (2,752)      (1,981)          (43,186)
Non-operating items:
   Interest and investment income......         --           1,571               2              --           --             1,573
   Interest expense....................         (1)        (20,497)            (28)            (12)          --           (20,538)
                                           -------        --------         -------         -------      -------          --------
Total non-operating items..............         (1)        (18,926)            (26)            (12)          --           (18,965)
                                           -------        --------         -------         -------      -------          --------
Loss before income taxes...............         (1)        (52,919)         (4,486)         (2,764)      (1,981)          (62,151)
Income taxes...........................         --              --              --              --           --                --
                                           -------        --------         -------         -------      -------          --------
Loss before extraordinary charge.......         (1)        (52,919)         (4,486)         (2,764)      (1,981)          (62,151)
Extraordinary charge on early
   retirement of debt..................         --          (2,577)             --              --           --            (2,577)
                                           -------        --------         -------         -------      -------          --------
Net loss...............................    $    (1)       $(55,496)        $(4,486)        $(2,764)     $(1,981)         $(64,728)
                                           =======        ========         =======         =======      =======          ========

                                      F-27

                           GOLDEN SKY HOLDINGS, INC.

13. Consolidating Financial Information and Subsidiary Guarantors - continued

Consolidating Statement of Cash Flows - Year Ended December 31, 1998

                                                                                                      Consolidating
                                                                                            Non-           and
                                                                          Guarantor      guarantor      Eliminating
                                           Holdings        Systems       Subsidiaries   Subsidiaries    Adjustments    Consolidated
                                           --------       ---------     -------------   ------------  --------------   ------------
Cash Flows From Operating Activities
Net loss...............................    $    (1)       $(55,496)        $(4,486)        $(2,764)     $(1,981)         $(64,728)
Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
   Depreciation and amortization.......         --          19,336             996             340        2,494            23,166
   Amortization of deferred financing
     costs.............................         --             977              --              --           --               977
   Extraordinary charge on early
     retirement of debt................         --           2,577              --              --           --             2,577
   Change in operating assets and
     liabilities, net of acquisitions:
     Subscriber receivables, net of
       unearned revenue................         --          (1,283)           (222)           (252)          --            (1,757)
     Other receivables.................        574          (2,144)             32             (18)         (12)           (1,568)
     Inventory.........................         --          (7,335)           (477)           (237)          --            (8,049)
     Prepaid expenses and other........         --          (1,189)            (36)             (3)          --            (1,228)
     Trade accounts payable............         --           5,357            (145)           (144)          --             5,068
     Interest payable..................         --          10,223              --              --           --            10,223
     Accrued payroll and other.........       (574)        (10,253)          4,827           5,231         (501)           (1,270)
                                           -------        --------         -------         -------       ------          --------
Net cash provided by (used in)
   operating activities................         (1)        (39,230)            489           2,153           --           (36,589)

Cash Flows From Investing Activities
Acquisitions of Rural DIRECTV Markets..         --        (104,487)             --              --           --          (104,487)
Offering proceeds and investment
   earnings placed in escrow...........         --         (51,617)             --              --           --           (51,617)
Purchases of property and equipment....         --          (2,858)           (341)           (118)          --            (3,317)
Other..................................         --            (500)             --              --           --              (500)
                                           -------        --------         -------         -------       ------          --------
Net cash used in investing activities..         --        (159,462)           (341)           (118)          --          (159,921)

Cash Flows From Financing Activities
Net proceeds from issuance of 12 3/8%
   Notes...............................         --         189,150              --              --           --           189,150
Borrowings under bank debt.............         --          90,000              --              --           --            90,000
Principal payments on bank debt........         --         (83,000)             --              --           --           (83,000)
Principal payments on notes payable
   and obligations under capital
   leases..............................         --          (3,639)           (36)              --           --            (3,675)
Proceeds from the issuance of
   Common Stock........................         25              --             --               --           --                25
Increase in deferred financing costs...         --          (5,138)            --               --           --            (5,138)
                                           -------        --------         ------          -------       ------          --------
Net cash provided by (used in)
   financing activities................         25         187,373            (36)              --           --           187,362
                                           -------        --------         ------          -------       ------          --------
Net increase (decrease) in cash and
  cash equivalents.....................         24         (11,319)           112            2,035           --            (9,148)
Cash and cash equivalents, beginning
   of period...........................          4          12,146          1,077              409           --            13,636
                                           -------        --------         ------          -------       ------          --------
Cash and cash equivalents, end of
   period..............................    $    28        $    827         $1,189          $ 2,444       $   --          $  4,488
                                           =======        ========         ======          =======       ======          ========

14. Quarterly Financial Data (Unaudited)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                           Three Months Ended
                                                    -----------------------------------------------------------------
                                                       March 31        June 30        September 30      December 31
                                                    -------------- --------------- ----------------- ----------------
Period Ended December 31, 1997:
   Total revenue..................................     $  1,255       $  2,248          $  5,634          $  8,259
   Operating loss.................................         (766)        (1,966)           (3,918)           (6,001)
   Net loss.......................................         (834)        (2,024)           (5,160)           (7,839)

Period Ended December 31, 1998:
   Total revenue..................................     $ 14,129       $ 16,849          $ 19,912          $ 25,034
   Operating loss.................................       (6,034)        (8,806)          (11,462)          (16,884)
   Loss before extraordinary charge...............       (8,287)       (11,761)          (17,354)          (24,749)
   Net loss.......................................       (8,287)       (14,338)          (17,354)          (24,749)

                                      F-28

                           GOLDEN SKY HOLDINGS, INC.

15.  Subsequent Events

    On February 19, 1999, Golden Sky DBS consummated an offering (the "13 1/2% Notes Offering") of 13 1/2% Senior Discount Notes due 2007 (the "13 1/2% Notes"). The 13 1/2% Notes Offering resulted in net proceeds to Golden Sky DBS of approximately $96.8 million (after initial purchasers' discount but before other offering expenses). Golden Sky DBS contributed the net proceeds of the 13 1/2% Notes Offering to Systems. Systems used the contributed proceeds to repay existing revolving credit indebtedness outstanding under its Amended Credit Facility, to finance the acquisition of Rural DIRECTV Markets and related costs and expenses, and for general corporate purposes. Interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest on the 13 1/2% Notes will accrue at a rate of 13 1/2% per annum and be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes will mature on March 1, 2007. Systems is not obligated for repayment of the 13 1/2% Notes and, as described in Note 5, is restricted as to its ability to make payments to Golden Sky DBS. However, Golden Sky DBS is dependent on Systems for dividends or other cash distributions in amounts sufficient to make the required payments.

    For the three months ended March 31, 1999, the Company exceeded the limitation on subscriber acquisition costs (i.e., sales and marketing expenses) prescribed by the Amended Credit Facility. Excluding the effects of certain DIRECTV national sales promotions that offered free programming to new subscribers, and higher incremental subscriber acquisition costs associated with the conversion of Primestar subscribers to the Company's DIRECTV service, the Company would have been in compliance with the Amended Credit Facility's limitation on subscriber acquisition costs. In June 1999, the Company received a waiver from the banks of this technical violation. Further, the Amended Credit Facility's limitation on subscriber acquisition costs were increased as part of an amendment that was executed in June 1999.

    In June 1999, the Company acquired the remaining ownership interest in DCE that it did not hold in exchange for cash of $1.0 million and the issuance of seller notes payable totaling $2.9 million.

                            GOLDEN SKY HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands, except per share amounts)


                                                                                  December 31, 1998     September 30, 1999
                                                                                --------------------  ----------------------
                                                                                                            (Unaudited)
Assets
Current assets:
   Cash and cash equivalents...............................................            $   4,488             $   5,908
   Restricted cash, current portion........................................               28,083                23,612
   Subscriber receivables (net of allowance for uncollectible
     accounts of $293 and $852, respectively)..............................                8,632                12,095
   Other receivables.......................................................                2,465                 1,630
   Inventory...............................................................               10,146                 7,223
   Prepaid expenses and other..............................................                1,859                 4,086
                                                                                       ---------             ---------
Total current assets.......................................................               55,673                54,554
Restricted cash, net of current portion....................................               23,534                   ---
Property and equipment (net of accumulated depreciation of
   $3,214 and $3,611, respectively)........................................                4,994                 6,507
Intangible assets, net.....................................................              233,139               244,504
Deferred financing costs...................................................               10,541                12,249
Other assets...............................................................                  218                   275
                                                                                       ---------             ---------
     Total assets..........................................................            $ 328,099             $ 318,089
                                                                                       =========             =========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
   Trade accounts payable..................................................            $  13,539             $  21,099
   Interest payable........................................................               11,009                 4,658
   Current portion of long-term obligations................................                8,916                 3,227
   Unearned revenue........................................................                5,574                 8,924
   Accrued payroll and other...............................................                1,391                 1,504
                                                                                       ---------             ---------
Total current liabilities..................................................               40,429                39,412
Long-term obligations, net of current portion:
   12 3/8% Notes...........................................................              195,000               195,000
   13 1/2% Notes...........................................................                  ---               108,476
   Bank debt...............................................................               67,000                52,000
   Seller notes payable....................................................                6,912                 6,932
   Other notes payable and obligations under capital leases................                  376                   221
   Minority interest.......................................................                2,420                   ---
                                                                                       ---------             ---------
Total long-term obligations, net of current portion........................              271,708               362,629
                                                                                       ---------             ---------
     Total liabilities.....................................................              312,137               402,041

Mandatorily Redeemable Preferred Stock:
   Series A Convertible Participating Preferred Stock, par value $.01;
      418,000 shares authorized, issued and outstanding....................               56,488                62,857
   Series B Convertible Participating Preferred Stock, par value $.01;
       228,500 shares authorized, 228,442 shares issued and outstanding                   53,489                59,519
   Series C Senior Convertible Preferred Stock, par value $.01;
       51,000 shares authorized, issued and outstanding....................               10,455                11,259
                                                                                       ---------             ---------
                                                                                         120,432               133,635

Commitments and contingencies..............................................

Stockholders' Equity (Deficit):
   Common Stock, par value $.01; 1,000,000 shares authorized; 24,931 shares issued and outstanding at December 31, 1998; 25,399 shares
     issued and outstanding at September 30, 1999..........................                  ---                   ---
   Additional paid-in capital..............................................                   25                   109
   Accumulated deficit.....................................................             (104,495)             (217,696)
                                                                                       ---------             ---------
   Total stockholders' equity (deficit)....................................             (104,470)             (217,587)
                                                                                       ---------             ---------
     Total liabilities and stockholders' equity (deficit)..................            $ 328,099             $ 318,089
                                                                                       =========             =========

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)
                                   (Unaudited)


                                                                       Nine Months Ended September 30,
                                                                       -------------------------------
                                                                          1998                 1999
                                                                       ----------           ----------
Revenue:
   DBS services...............................................           $ 50,139           $  96,612
   Lease and other............................................                751                 545
                                                                         --------           ---------
Total revenue.................................................             50,890              97,157

Costs and Expenses:
   Costs of DBS services......................................             29,764              61,205
   System operations..........................................              7,317              14,321
   Sales and marketing........................................             19,560              49,903
   General and administrative.................................              4,737              10,994
   Depreciation and amortization..............................             15,814              26,564
                                                                         --------           ---------
Total costs and expenses......................................             77,192             162,987
                                                                         --------           ---------

Operating loss................................................            (26,302)            (65,830)

Non-operating Items:
   Interest and investment income.............................                866               2,146
   Interest expense...........................................            (11,966)            (33,241)
   Other .....................................................                ---                (138)
                                                                         --------           ---------
Total non-operating items.....................................            (11,100)            (31,233)
                                                                         --------           ---------

Loss before income taxes......................................            (37,402)            (97,063)
Income taxes..................................................                ---                 ---
                                                                         --------           ---------

Loss before extraordinary charge..............................            (37,402)            (97,063)
Extraordinary charge on early retirement of debt .............             (2,577)             (2,935)
                                                                         --------           ---------

Net loss......................................................            (39,979)            (99,998)

Preferred stock dividend requirements.........................            (10,753)            (13,203)
                                                                         --------           ---------

Net loss attributable to common shareholders..................           $(50,732)          $(113,201)
                                                                         ========           =========

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                       Nine Months Ended September 30,
                                                                       -------------------------------
                                                                          1998                 1999
                                                                       ----------           ----------
Cash Flows From Operating Activities
Net loss.......................................................         $ (39,979)          $ (99,998)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization...............................            15,814              26,564
   Amortization of  debt discount, deferred financing costs
     and other.................................................               563               9,863
   Extraordinary charge on early retirement of debt............             2,577               2,935
   Change in operating assets and liabilities, net of
    acquisitions:
       Subscriber receivables, net of unearned revenue.........              (737)                (47)
       Other receivables.......................................            (1,119)                835
       Inventory...............................................            (8,538)              2,923
       Prepaid expenses and other..............................              (707)             (2,548)
       Payable to parent.......................................              (574)                ---
       Trade accounts payable..................................             3,260               7,560
       Interest payable........................................             3,897              (6,351)
       Accrued payroll and other...............................              (132)                 94
                                                                        ---------           ---------
Net cash used in operating activities..........................           (25,675)            (58,170)

Cash Flows From Investing Activities
Acquisitions of Rural DIRECTV Markets..........................           (59,517)            (35,778)
Purchases of property and equipment............................            (2,408)             (3,075)
Proceeds from interest escrow account..........................               ---              24,224
Offering proceeds and investment earnings placed in escrow.....           (50,940)             (1,668)
Release of amounts reserved for contingent reduction of
   bank debt...................................................               ---               5,449
Other..........................................................              (916)                 27
                                                                        ---------           ---------
Net cash used in investing activities..........................          (113,781)            (10,821)

Cash Flows From Financing Activities
Proceeds from issuance of 13 1/2% Notes........................               ---             100,049
Proceeds from issuance of 12 3/8% Notes........................           189,150                 ---
Borrowings on bank debt........................................            58,000              38,000
Principal payments on bank debt................................           (83,000)            (53,000)
Principal payments on notes payable and obligations
   under capital leases .......................................            (2,578)             (8,749)
Increase in deferred financing costs...........................            (4,747)             (5,889)
                                                                        ---------           ---------
Net cash provided by financing activities......................           156,825              70,411
                                                                        ---------           ---------

Net increase in cash and cash equivalents......................            17,369               1,420
Cash and cash equivalents, beginning of period.................            13,636               4,488
                                                                        ---------           ---------
Cash and cash equivalents, end of period.......................         $  31,005           $   5,908
                                                                        =========           =========

Supplemental Disclosure of Cash Flow Information
   Cash paid for interest......................................         $   7,506           $  29,121
   Retirement of Credit Agreement from borrowings under the
     Credit Facility...........................................            88,000                  --
   Property and equipment acquired under capitalized
     lease obligations.........................................               609                  78
   Issuance of seller notes payable in acquisitions............            10,157               2,925

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY HOLDINGS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   Organization and Business Activities

Organization and Legal Structure

     Golden Sky Holdings, Inc. (the "Company" or "Golden Sky Holdings") is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the common and preferred stock of Golden Sky Systems, Inc. ("Golden Sky Systems"). Upon the formation of Golden Sky Holdings, Golden Sky Systems issued 1,000 shares of its common stock to Golden Sky Holdings and all the shareholders of the then outstanding preferred stock of Golden Sky Systems were issued equivalent shares of Golden Sky Holdings stock with identical features to Golden Sky Systems' preferred stock (the "Exchange"). The Exchange was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. Golden Sky Holdings has no significant assets or liabilities other than its investment in Golden Sky Systems. Accordingly, Golden Sky Systems has been treated as the predecessor to Golden Sky Holdings and the historical financial statements of Golden Sky Holdings presented for periods prior to September 9, 1997 are those of Golden Sky Systems.

     Until February 1999, Golden Sky Systems was a wholly-owned subsidiary of Golden Sky Holdings. On February 2, 1999, Golden Sky DBS, Inc. ("Golden Sky DBS") was formed for the purpose of effecting an offering of senior discount notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Golden Sky Holdings in exchange for $100 and the subsequent transfer of all of the capital stock of Golden Sky Systems to Golden Sky DBS. Upon completion of the aforementioned transfer, Golden Sky Systems became a wholly-owned subsidiary of Golden Sky DBS.

     Unless the context otherwise requires, the terms "Golden Sky Holdings" and "the Company" refer to Golden Sky Holdings, Inc. and its subsidiaries.

Principal Business

     Golden Sky Systems is the second largest independent provider of DIRECTV subscription television services. DIRECTV is the leading direct broadcast satellite ("DBS") company serving the continental United States. Golden Sky Systems, a Delaware corporation formed on June 25, 1996 ("Inception"), is a non-voting affiliate of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") for the exclusive right to distribute DIRECTV programming to homes in certain rural territories within the continental United States ("Rural DIRECTV Markets"). As of September 30, 1999, Golden Sky Systems had acquired 56 Rural DIRECTV Markets in 24 states representing approximately 1.9 million households. As of that same date, Golden Sky Systems served approximately 325,200 subscribers.

2.   Significant Accounting Policies

Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The consolidated financial statements include the financial statements of Golden Sky Holdings and its majority-owned, direct and indirect subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in Golden Sky Systems' Annual Report on Form 10-K for the year ended December 31, 1998.

                            GOLDEN SKY HOLDINGS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Continued
                                   (Unaudited)

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

     Advertising Costs

     Advertising costs are expensed as incurred. Such costs aggregated $4.2 million and $3.9 million during the nine-month periods ended September 30, 1999 and 1998, respectively.

Effects of Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). As a result of the subsequent issuance of FAS No. 137, FAS No. 133 is now effective for fiscal years beginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, the Company has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.

Comprehensive Income

     The Company has no components of comprehensive income other than net loss.

Free Programming Promotions

     Certain DIRECTV national sales promotions offer free programming, generally for periods of one to three months, to new subscribers. The cost of such free programming is expensed as sales and marketing expense in the period the services are provided. During the nine-month period ended September 30, 1999, sales and marketing expenses attributable to such promotions totaled $2.3 million.

3.   Acquisitions

     During the nine-month period ended September 30, 1999, Golden Sky Systems acquired nine Rural DIRECTV Markets in five states (the "1999 Acquired Markets"). In the aggregate, the 1999 Acquired Markets represent approximately 126,000 households and served approximately 18,200 subscribers at the respective acquisition dates. The Company accounts for its acquisitions using the purchase method. The Company's condensed consolidated statements of operations for the nine-month periods ended September 30, 1998 and 1999 include the results of operations of acquired Rural DIRECTV Markets from the respective acquisition dates. The aggregate purchase price (including direct acquisition costs of $745,000) for the 1999 Acquired Markets was allocated as follows (in thousands):

          DIRECTV distribution rights......................     $30,819
          Non-compete agreements...........................       4,859
          Working capital, net.............................         100
                                                                -------
                                                                $35,778
                                                                =======

         During 1997, Golden Sky Systems acquired a controlling interest in DCE Satellite Entertainment, LLC ("DCE"). In June 1999, Golden Sky Systems acquired the remaining ownership interest in DCE that it did not hold in exchange for cash of $1.0 million and the issuance of seller notes payable totaling $2.9 million.

                            GOLDEN SKY HOLDINGS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Continued
                                   (Unaudited)

4.   Long-Term Obligations

13 1/2% Notes

     On February 19, 1999, Golden Sky DBS consummated the 13 1/2% Notes Offering, which resulted in net proceeds to Golden Sky DBS of approximately $95.4 million (after initial purchasers' discount and other offering expenses). The 13 1/2% Notes have an aggregate balance due at stated maturity of $193.1 million. Golden Sky DBS contributed the net proceeds of the 13 1/2% Notes Offering to Golden Sky Systems, of which $53.0 million was used to repay existing revolving credit indebtedness. Cash interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest will accrue at a rate of 13 1/2% per annum and be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes mature on March 1, 2007.

     The 13 1/2% Notes are unsecured and effectively rank below all of the liabilities of Golden Sky DBS' direct and indirect subsidiaries. Golden Sky DBS' ability to pay interest on the notes when interest is due and to redeem the notes at maturity will depend on whether its direct and indirect subsidiaries can pay dividends or make other distributions to it under the terms of such subsidiaries' indebtedness and applicable law.

     The 13 1/2% Notes are redeemable, in whole or in part, at the option of Golden Sky DBS on or after March 1, 2004, at redemption prices decreasing from 106.75% during the year commencing March 1, 2004 to 103.375% on or after March 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to March 1, 2002, Golden Sky DBS may, at its option, redeem up to 35% of the originally issued aggregate principal amount of 13 1/2% Notes, at a redemption price equal to 113.5% of the accreted value of the 13 1/2% Notes at the date of redemption solely with the net proceeds of a public equity offering of Golden Sky DBS yielding gross proceeds of at least $40 million and any subsequent public equity offerings; provided, however, that not less than 65% of the originally issued aggregate principal amount of 13 1/2% Notes are outstanding following such redemption.

     The indenture governing the 13 1/2% Notes (the "13 1/2% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on the ability of Golden Sky DBS and its subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; issue or sell capital stock of certain subsidiaries; create specific types of liens; sell assets; engage in transactions with affiliates; and consolidate, merge or transfer all or substantially all of their assets. In the event of a change of control, as defined in the 13 1/2% Notes Indenture, each holder of the 13 1/2% Notes will have the right to require Golden Sky DBS to purchase all or a portion of such holder's 13 1/2% Notes at a price equal to 101% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

Bank Debt

     In February 1999, Golden Sky Systems' bank credit facility (the "Credit Facility") was amended (the "Amended Credit Facility") to permit, among other things, the offering of senior discount notes by Golden Sky DBS. The Amended Credit Facility's term loan commitment amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. The availability of revolving loan borrowings under the Amended Credit Facility reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. In February 1999, Golden Sky Systems repaid all outstanding borrowings under the revolving loan commitment. Such repayment was funded from the contribution by Golden Sky DBS of the net proceeds of the 13 1/2% Notes Offering to Golden Sky Systems and totaled $53.0 million. Upon execution of the Amended Credit Facility, Golden Sky Systems recognized an extraordinary charge of approximately $2.9 million to write-off unamortized deferred financing costs associated with the Credit Facility. As of September 30, 1999, outstanding borrowings under the Amended Credit Facility totaled $52.0 million (composed of term loan borrowings of $35.0 million and revolving loan borrowings of $17.0 million).

                            GOLDEN SKY HOLDINGS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Continued
                                   (Unaudited)

     As of September 30, 1999, Golden Sky Systems was not in compliance with certain of the restrictive covenants prescribed by the Amended Credit Facility. During January 2000, Golden Sky Systems completed an amendment to the Amended Credit Facility. The amendment, which was effective as of December 31, 1999, waived the Company's third quarter 1999 covenant violations and amended certain future covenant requirements. Pursuant to the amendment, the Company may borrow up to an additional $20.0 million under the Amended Credit Facility prior to March 31, 2000. Any such incremental borrowings, which are secured by letters of credit provided by certain of Golden Sky Holdings' shareholders, must be repaid by March 31, 2000 from the proceeds of either a private or public equity offering. The required repayment date relative to these year 2000 incremental borrowings may be deferred until May 31, 2000 under certain conditions. Upon repayment, Golden Sky Systems will have potential incremental borrowing capacity during the year ending December 31, 2000 equal to the lessor of the proceeds received from either a public or private equity offering or $20.0 million. Coincident with the amendment of the Amended Credit Facility, Golden Sky Holdings entered into stock subscription agreements with certain of its shareholders for an aggregate of $20.0 million of its preferred stock.

5.   Commitments and Contingencies

     DIRECTV/NRTC Litigation

     In May 1999, Hughes acquired United States Satellite Broadcasting Company, Inc. ("USSB"). Prior to its acquisition by Hughes, USSB offered premium programming packages consisting of HBO, Showtime, Cinemax and The Movie Channel to subscribers throughout the United States, including those within the NRTC's rural DIRECTV markets. After completing its acquisition of USSB, Hughes combined its DIRECTV business with USSB's assets to expand its programming lineup through the addition of HBO, Showtime, Cinemax and The Movie Channel.

     On June 3, 1999, the NRTC filed suit against DIRECTV and Hughes alleging breach of contract and seeking a court order requiring DIRECTV to provide NRTC members and affiliates with HBO, Showtime, Cinemax and The Movie Channel programming for exclusive distribution in the NRTC's rural DIRECTV markets and a temporary restraining order and preliminary injunction preventing DIRECTV from providing, marketing, selling or billing for this programming in the NRTC's rural markets. On June 17, 1999, the court denied the NRTC's request for a temporary restraining order and preliminary injunction. On July 12, 1999, the NRTC amended its complaint to add a second claim for breach of contract and to seek a declaratory judgment that, if the court determines that the NRTC does not have the exclusive right to provide HBO, Showtime, Cinemax and The Movie Channel programming in its rural markets, then the NRTC has the non-exclusive right to distribute this programming in its rural markets. In July 1999, DIRECTV and Hughes filed a motion to dismiss this portion of the NRTC's complaint on the grounds that it fails to state a claim upon which relief may be granted because DIRECTV is in the process of negotiating USSB programming distribution rights with the NRTC and the DBS Distribution Agreement requires the parties to arbitrate any claims regarding the terms and conditions of these rights. The Court denied the motion to dismiss on September 8, 1999.

     In July 1999, DIRECTV and Hughes filed a counterclaim against the NRTC. In the counterclaim, DIRECTV seeks the following declaratory judgments:

     1. That DBS-1, the first satellite launched by Hughes, is the only relevant satellite for determining the term of the DBS Distribution Agreement; and

     2. That the DIRECTV-1R satellite, which was launched in October 1999, is a successor satellite to DBS-1 within the scope and meaning of the DBS Distribution Agreement; that DIRECTV appropriately and prudently exercised its discretion, including its sole discretion to determine when and under what conditions a successor satellite should be launched, in determining to launch DIRECTV-1R in order to prevent a disruption in service; that the NRTC's right of first refusal under the DBS Distribution Agreement will be based on the satellite expiration date of DBS-1; and that pursuant to its right of first refusal, the NRTC has no right to specified programming services currently required to be provided under the DBS Distribution Agreement or more than 20 program channels of transponder capacity.

                            GOLDEN SKY HOLDINGS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Continued
                                   (Unaudited)

     On August 26, 1999, the NRTC filed a separate lawsuit against DIRECTV and Hughes in the United States District Court for the Central District of California. In this suit, the NRTC alleges that DIRECTV and Hughes have breached their fiduciary duty to the NRTC as well as the NRTC's agreement with Hughes and have engaged in unfair business practices in violation of California law by withholding from the NRTC various revenues, cost savings, discounts and other benefits belonging to the NRTC under its agreement with Hughes. On October 15, 1999 DIRECTV moved to have the NRTC's breach of fiduciary duty (and related breach of confidential relationship claims) dismissed. The court granted DIRECTV's motion on November 15, 1999.

     A trial date has not been set on the merits of any of the claims made by the NRTC or DIRECTV and Hughes in either lawsuit. We are unable to predict the outcome of these matters or how they will impact the business relationship between the NRTC and DIRECTV.

     On January 10, 2000, Golden Sky Holdings and Pegasus Communications Corporation ("Pegasus") filed a class action lawsuit against DIRECTV and Hughes. The lawsuit was filed in the United States District Court, Central District of California. Golden Sky Holdings and Pegasus filed on behalf of themselves and as representatives of a class of those similarly situated within the NRTC affiliate and member universe. The action asserts various claims, including intentional interference with contractual relations and interference with prospective economic advantage, and seeks declaratory relief. The claims are based on DIRECTV's failure to provide NRTC with certain premium programming, thereby preventing NRTC from providing said premium programming to the class action members. The claims are also based on DIRECTV's position with respect to launch fees and other benefits it has received, contract term and rights of refusal. We are unable to predict the outcome of this matter or how it will impact our business, financial condition or results of operations.

6.   Subsequent Event

     Merger with Pegasus Communications Corporation

     Golden Sky Holdings entered into a definitive merger agreement with Pegasus on January 10, 2000. Pegasus is the largest independent provider of DIRECTV subscription television services in the United States. The combined operations of Pegasus and Golden Sky Holdings will serve in excess of 1.1 million subscribers in 41 states and have the exclusive right to serve approximately 7.2 million rural households. Under the terms of the agreement, Pegasus will issue a total of 6.5 million shares of its Class A common stock to Golden Sky Holdings shareholders. The value of the Pegasus shares to be issued to Golden Sky Holdings shareholders approximated $632 million as of the date of execution of the definitive merger agreement. Upon completion of the merger, Golden Sky Holdings will become a wholly owned subsidiary of Pegasus. Consummation of the merger, which is subject to certain conditions and approvals, is expected in the second quarter of 2000.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Pro forma consolidated statement of operations data and other data for the year ended December 31, 1998 and the nine months ended September 30, 1999 include (i) the completed and pending direct broadcast satellite acquisitions,
(ii) the completed sale of our New England cable systems, (iii) the pending sale of our Puerto Rico cable system, (iv) the exchange of Pegasus' senior notes due 2007 for senior subordinated notes of its subsidiaries, (v) the closing of the new Pegasus Media & Communications credit facility, (vi) the convertible preferred stock offering and (vii) the merger with Golden Sky, all as if these events had occurred at the beginning of the periods.

     The pro forma consolidated balance sheet as of September 30, 1999 gives effect to (i) the completed and pending direct broadcast satellite acquisitions,
(ii) the investment in Personalized Media, (iii) the pending sale of our Puerto Rico cable system, (iv) the exchange of Pegasus' senior notes due 2007 for senior subordinated notes of its subsidiaries, (v) the new Pegasus Media & Communications credit facility, (vi) the convertible preferred stock offering and (vii) the merger with Golden Sky, all as if these events had occurred on September 30, 1999.

     The acquisitions are accounted for using the purchase method of accounting. The total costs of such acquisitions are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the purchase price included in the pro forma financial statements is preliminary. We do not expect that the final allocation of the purchase price will significantly differ from the preliminary allocation.

     The pro forma adjustments are based upon available information and upon certain assumptions that we believe are reasonable. The pro forma consolidated financial information should be read in conjunction with Golden Sky's consolidated financial statements and notes thereto, the notes to pro forma consolidated statements of operations data and the notes to pro forma consolidated balance sheet. The pro forma consolidated financial information is not necessarily indicative of our future results of operations. There can be no assurance whether or when the pending direct broadcast satellite acquisitions or sale of our Puerto Rico cable system will be consummated.

                      Pegasus Communications Corporation
                  Consolidated Statements of Operations Data
                         Year Ended December 31, 1998
                            (Dollars in thousands)


                                                                 DBS Acquisitions
                                                           ----------------------------    New England        Pending
                                                Actual      Completed(a)    Pending(b)    Cable Sale(c)    Cable Sale(d)
                                            -------------  --------------  ------------  ---------------  ---------------
Net revenues:
 DBS .....................................     $147,142       $ 59,706       $16,376
 Broadcast ...............................       34,311
 Cable ...................................       13,768                                     ($3,277)         ($ 10,491)
                                               --------      ---------       -------         ------           --------
  Total net revenues .....................      195,221         59,706        16,376         (3,277)           (10,491)
Operating expenses:
 DBS
  Programming, technical and
   general and administrative ............      102,420         41,058         9,960
  Marketing and selling ..................       45,706         13,390         4,379
  Incentive compensation .................        1,159
  Depreciation and amortization ..........       59,077          8,717           677
 Broadcast
  Programming, technical and
   general and administrative ............       18,056
  Marketing and selling ..................        5,993
  Incentive compensation .................          177
  Depreciation and amortization ..........        4,557
 Cable
  Programming, technical and
   general and administrative ............        7,557                                      (1,602)            (5,955)
  Marketing and selling ..................          341                                         (12)              (329)
  Incentive compensation .................          115                                         (75)               (40)
  Depreciation and amortization ..........        4,993                                        (835)            (4,158)
 Corporate expenses ......................        3,614            581           203            (98)              (371)
 Corporate depreciation and
  amortization ...........................        2,105
                                               --------      ---------       -------         ------           --------
  Income (loss) from operations                 (60,649)        (4,040)        1,157           (655)               362
Interest expense .........................      (44,604)        (8,678)         (547)           938                 43
Interest income ..........................        2,036                                                            (30)
Other income (expense), net ..............       (1,523)            32           105             27                 88
Gain on sale of cable system .............       24,726
                                               --------      ---------       -------         ------           --------
  Income (loss) before income
   taxes and extraordinary
   items .................................      (80,014)       (12,686)          715            310                463
Provision (benefit) for income taxes .....         (896)           281            56             (5)
                                               --------      ---------       -------         ------           --------
  Income (loss) before
   extraordinary items ...................      (79,118)       (12,967)          659            315                463
Extraordinary loss from
 extinguishment of debt, net .............
                                               --------      ---------       -------         ------           --------
  Net income (loss) ......................      (79,118)       (12,967)          659            315                463
  Preferred stock dividends ..............       14,763
                                               --------
  Net income (loss) applicable
   to common shares ......................    ($ 93,881)     ($ 12,967)      $   659         $  315           $    463
                                               ========       ========       =======         ======           ========

                                                Adjustments        Subtotal
                                            ------------------  --------------
Net revenues:
 DBS .....................................                         $ 223,224
 Broadcast ...............................                            34,311
 Cable ...................................
                                                  --------         ---------
  Total net revenues .....................                           257,535
Operating expenses:
 DBS
  Programming, technical and
   general and administrative ............                           153,438
  Marketing and selling ..................                            63,475
  Incentive compensation .................                             1,159
  Depreciation and amortization ..........        $ 29,163(f)         97,634
 Broadcast
  Programming, technical and
   general and administrative ............                            18,056
  Marketing and selling ..................                             5,993
  Incentive compensation .................                               177
  Depreciation and amortization ..........                             4,557
 Cable
  Programming, technical and
   general and administrative ............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Corporate expenses ......................            (315)(g)         3,614
 Corporate depreciation and
  amortization ...........................                             2,105
                                                  --------         ---------
  Income (loss) from operations                    (28,848)          (92,673)
Interest expense .........................         (17,219)(h)       (70,067)
Interest income ..........................                             2,006
Other income (expense), net ..............             156 (i)        (1,115)
Gain on sale of cable system .............         (24,726)(j)
                                                  --------         ---------
  Income (loss) before income
   taxes and extraordinary
   items .................................         (70,637)         (161,849)
Provision (benefit) for income taxes .....            (332)(k)          (896)
                                                  --------         ---------
  Income (loss) before
   extraordinary items ...................         (70,305)         (160,953)
Extraordinary loss from
 extinguishment of debt, net .............              -- (l)
                                                  --------         ---------
  Net income (loss) ......................         (70,305)         (160,953)
  Preferred stock dividends ..............          20,857 (m)        35,620
                                                  --------         ---------
  Net income (loss) applicable
   to common shares ......................       ($ 91,162)       ($ 196,573)
                                                  ========         =========

                                                                       Golden Sky
                                            -----------------------------------------------------------------
                                                              Completed
                                               Actual      Acquisitions(e)       Adjustments       Subtotal       Adjustments
                                            ------------  -----------------  ------------------  ------------  ----------------
Net revenues:
 DBS .....................................    $ 75,924         $12,030          ($       28)(n)    $ 87,926
 Broadcast ...............................
 Cable ...................................
                                              --------         -------             --------        --------       --------
  Total net revenues .....................      75,924          12,030                  (28)         87,926
Operating expenses:
 DBS
  Programming, technical and
   general and administrative ............      63,743           9,452                  (21)(n)      73,174       ($   457)(s)
  Marketing and selling ..................      32,201             399                               32,600
  Incentive compensation .................                                                                             457(s)
  Depreciation and amortization ..........      23,166             490                5,819(o)       29,475         96,891(t)
 Broadcast
  Programming, technical and
   general and administrative ............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Cable
  Programming, technical and
  general and administrative .............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Corporate expenses ......................
 Corporate depreciation and
  amortization ............................
                                              --------         -------             --------        --------       --------
  Income (loss) from operations                (43,186)          1,689               (5,826)        (47,323)       (96,891)
Interest expense .........................     (20,538)           (139)             (25,402)(p)     (46,079)
Interest income ..........................       1,573             222                 (222)(n)       1,573
Other income (expense), net ..............                      10,377              (10,377)(n)
Gain on sale of cable system .............
                                              --------         -------             --------        --------       --------
  Income (loss) before income
   taxes and extraordinary
   items .................................     (62,151)         12,149              (41,827)        (91,829)       (96,891)
Provision (benefit) for income taxes .....                       3,074               (3,074)(k)
                                              --------         -------             --------        --------       --------
  Income (loss) before
   extraordinary items ...................     (62,151)          9,075              (38,753)        (91,829)       (96,891)
Extraordinary loss from
 extinguishment of debt, net .............      (2,577)                               2,577 (q)
                                              --------         -------             --------        --------       --------
  Net income (loss) ......................     (64,728)          9,075              (36,176)        (91,829)       (96,891)
  Preferred stock dividends ..............      14,855                              (14,855)(r)
                                              --------         -------             --------        --------       --------
  Net income (loss) applicable
   to common shares ......................   ($ 79,583)        $ 9,075            ($ 21,321)      ($ 91,829)     ($ 96,891)
                                              ========         =======           ==========        ========       ========

                                                Pro Forma
                                              -------------
Net revenues:
 DBS .....................................      $ 311,150
 Broadcast ...............................         34,311

 Cable ...................................      ---------
  Total net revenues .....................        345,461
Operating expenses:
 DBS
 Programming, technical and
   general and administrative ............        226,155
  Marketing and selling ..................         96,075
  Incentive compensation .................          1,616
  Depreciation and amortization ..........        224,000
 Broadcast
  Programming, technical and
   general and administrative ............         18,056
  Marketing and selling ..................          5,993
  Incentive compensation .................            177
  Depreciation and amortization ..........          4,557
 Cable
  Programming, technical and
   general and administrative ............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Corporate expenses ......................          3,614
 Corporate depreciation and
  amortization ...........................          2,105
                                                ---------
  Income (loss) from operations                  (236,887)
Interest expense .........................       (116,146)
Interest income ..........................          3,579
Other income (expense), net ..............         (1,115)
Gain on sale of cable system .............
                                                ---------
  Income (loss) before income
   taxes and extraordinary
   items .................................       (350,569)
Provision (benefit) for income taxes .....           (896)
                                                ---------
  Income (loss) before
   extraordinary items ...................       (349,673)
Extraordinary loss from
 extinguishment of debt, net .............
                                                ---------
  Net income (loss) ......................       (349,673)
  Preferred stock dividends ..............         35,620
                                                ---------
  Net income (loss) applicable
   to common shares ......................     ($ 385,293)
                                                =========


                      Pegasus Communications Corporation
                  Consolidated Statements of Operations Data
                     Nine Months Ended September 30, 1999
                            (Dollars in thousands)




                                                                 DBS Acquisitions
                                                           ----------------------------      Pending
                                                Actual      Completed(a)    Pending(b)    Cable Sale(d)
                                            -------------  --------------  ------------  ---------------
Net revenues:
 DBS .....................................    $ 198,181         $9,065        $16,182
 Broadcast ...............................       26,512
 Cable ...................................       14,870                                     ($ 14,870)
                                              ---------        -------        -------        --------
  Total net revenues .....................      239,563          9,065         16,182         (14,870)
Operating expenses:
 DBS
  Programming, technical and
  general and administrative .............      137,891          5,638         10,982
  Marketing and selling ..................       88,720          3,443          7,540
  Incentive compensation .................        1,140
  Depreciation and amortization ..........       62,334            233            501
 Broadcast
  Programming, technical and
  general and administrative .............       15,920
  Marketing and selling ..................        4,448
  Incentive compensation .................          202
  Depreciation and amortization ..........        3,801
 Cable
  Programming, technical and
  general and administrative .............        7,596                                        (7,596)
  Marketing and selling ..................          504                                          (504)
  Incentive compensation .................          195                                          (195)
  Depreciation and amortization ..........        5,026                                        (5,026)
 Corporate expenses ......................        4,316            272            193            (365)
 Corporate depreciation and
  amortization ...........................        2,195
                                              ---------        -------        -------        --------
  Loss from operations ...................      (94,725)          (521)        (3,034)         (1,184)
Interest expense .........................      (47,541)            (4)          (393)             28
Interest income ..........................        1,055                                           (14)
Other income (expense), net ..............       (1,449)            31             29               2
                                              ---------        -------        -------        --------
  Loss before income taxes and
   extraordinary items ...................     (142,660)          (494)        (3,398)         (1,168)
Provision (benefit) for income taxes .....       (4,031)            (4)            --
                                              ---------        -------        -------        --------
  Loss before extraordinary items.........     (138,629)          (490)        (3,398)         (1,168)
Extraordinary loss from extinguishment
 of debt, net ............................
  Net income (loss) ......................     (138,629)          (490)        (3,398)         (1,168)
  Preferred stock dividends ..............       12,400
                                              ---------        -------        -------        --------
  Net income (loss) applicable to
   common shares .........................   ($ 151,029)         ($490)      ($ 3,398)      ($  1,168)
                                              =========        =======        =======        ========

                                                                                               Golden Sky
                                                                             ----------------------------------------------
                                               Adjustments       Subtotal       Actual         Adjustments       Subtotal
                                            ----------------  -------------  ------------  ------------------  ------------
Net revenues:
 DBS .....................................                      $ 223,428      $ 97,157                          $ 97,157
 Broadcast ...............................                         26,512
 Cable ...................................
                                                --------        ---------      --------         --------         --------
  Total net revenues .....................                        249,940        97,157                            97,157
Operating expenses:
 DBS
  Programming, technical and
  general and administrative .............                        154,511        86,520                            86,520
  Marketing and selling ..................                         99,703        49,903                            49,903
  Incentive compensation .................                          1,140
  Depreciation and amortization ..........      $ 10,743(f)        73,811        26,564                            26,564
 Broadcast
  Programming, technical and
  general and administrative .............                         15,920
  Marketing and selling ..................                          4,448
  Incentive compensation .................                            202
  Depreciation and amortization ..........                          3,801
 Cable
  Programming, technical and
  general and administrative .............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Corporate expenses ......................          (100)(g)        4,316
 Corporate depreciation and
  amortization ...........................                          2,195
                                                --------        ---------      --------         --------         --------
  Loss from operations ...................       (10,643)        (110,107)      (65,830)                          (65,830)
Interest expense .........................        (4,911)(h)      (52,821)      (33,241)       ($  1,748)(p)      (34,989)
Interest income ..........................                          1,041         2,146                             2,146
Other income (expense), net ..............           (59)(i)       (1,446)         (138)                             (138)
                                                --------        ---------      --------         --------         --------
  Loss before income taxes and
   extraordinary items ...................       (15,613)        (163,333)      (97,063)          (1,748)         (98,811)
Provision (benefit) for income taxes .....             4(k)        (4,031)
                                                --------        ---------      --------         --------         --------
  Loss before extraordinary items.........       (15,617)        (159,302)      (97,063)          (1,748)         (98,811)
Extraordinary loss from extinguishment
 of debt, net ............................            --(l)                      (2,935)           2,935(q)
                                                --------        ---------      --------         --------         --------
  Net income (loss) ......................       (15,617)        (159,302)      (99,998)           1,187          (98,811)
  Preferred stock dividends ..............        15,643(m)        28,043        13,203          (13,203)(r)
                                                --------        ---------      --------         --------         --------
  Net income (loss) applicable to
   common shares .........................     ($ 31,260)      ($ 187,345)    ($113,201)        $ 14,390        ($ 98,811)
                                                ========        =========      ========         ========         ========

                                               Adjustments      Pro Forma
                                            ----------------  -------------
Net revenues:
 DBS .....................................                      $ 320,585
 Broadcast ...............................                         26,512
 Cable ...................................
                                                -------         ---------
  Total net revenues .....................                        347,097
Operating expenses:
 DBS
  Programming, technical and
  general and administrative .............     ($   496)(s)       240,535
  Marketing and selling ..................                        149,606
  Incentive compensation .................          496(s)          1,636
  Depreciation and amortization ..........       72,668(t)        173,043
 Broadcast
  Programming, technical and
  general and administrative .............                         15,920
  Marketing and selling ..................                          4,448
  Incentive compensation .................                            202
  Depreciation and amortization ..........                          3,801
 Cable
  Programming, technical and
  general and administrative .............
  Marketing and selling ..................
  Incentive compensation .................
  Depreciation and amortization ..........
 Corporate expenses ......................                          4,316
 Corporate depreciation and
  amortization ...........................                          2,195
                                                -------         ---------
  Loss from operations ...................      (72,668)         (248,605)
Interest expense .........................                        (87,810)
Interest income ..........................                          3,187
Other income (expense), net ..............                         (1,584)
                                                -------         ---------
  Loss before income taxes and
   extraordinary items ...................      (72,668)         (334,812)
Provision (benefit) for income taxes .....                         (4,031)
                                                -------         ---------
  Loss before extraordinary items.........      (72,668)         (330,781)
Extraordinary loss from extinguishment
 of debt, net ............................
  Net income (loss) ......................      (72,668)         (330,781)
  Preferred stock dividends ..............                         28,043
                                                -------         ---------
  Net income (loss) applicable to
   common shares .........................     ($72,668)       ($ 358,824)
                                                =======         =========

Notes to Pro Forma Consolidated Statements of Operations Data

(a) Represents the combined financial results of the completed direct broadcast satellite acquisitions from the beginning of the period presented to the date of acquisition by Pegasus or the end of the period presented, as follows (dollars in thousands):

-------------------------------------------------------------------------------------------------------------------------
                                                 Year Ended December 31, 1998        Nine Months Ended September 30, 1999
-------------------------------------------------------------------------------------------------------------------------
                                                                         Net income                            Net income
                                                                           (loss)                                (loss)
                                                              Income     applicable                 Income     applicable
    Completed                 Effective            Net      (loss) from   to common      Net     (loss) from   to common
 DBS Acquisitions                Date           Revenues     operations     shares     Revenues   operations     shares
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0334             3/9/98           $162           $8           $6
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0211             3/9/98            645           85           87
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0174             4/9/98            768           64           72
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 1011             4/9/98            105           29           32
-------------------------------------------------------------------------------------------------------------------------
DTS                             4/27/98         24,543       (5,574)     (13,794)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 1017            4/27/98            179           17           19
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0368            5/11/98            152           47           53
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0379            5/11/98            223           29           44
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0267            5/11/98            359           55           34
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0364            6/10/98            116           (4)          (3)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0121            6/10/98            209           39           40
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0128            6/10/98            843           77           76
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0365            6/10/98            202           45           51
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0037            7/10/98            535           54           60
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0250            7/10/98          1,104          118           78
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0460            7/10/98          1,019         (140)        (158)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0289            8/10/98            375           32           22
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0378             9/9/98            720          (18)         (29)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0433             9/9/98            704           46           52
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 Year Ended December 31, 1998        Nine Months Ended September 30, 1999
-------------------------------------------------------------------------------------------------------------------------
                                                                         Net income                            Net income
                                                                           (loss)                                (loss)
                                                              Income     applicable                 Income     applicable
    Completed                 Effective            Net      (loss) from   to common      Net     (loss) from   to common
 DBS Acquisitions                Date           Revenues     operations     shares     Revenues   operations     shares
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0083            9/9/98             819          219          246
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0475            9/9/98           4,082          343          486
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0363            10/9/98            245           66           74
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0131            11/9/98            231           62           70
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0454            11/9/98          1,231         (193)        (633)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0013            11/9/98            784         (126)        (142)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 1027            12/9/98            661           30           34
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 1075            12/9/98            823           94           93
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 1015            1/9/99             411          129          145
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0377            1/9/99             683         (239)        (290)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0348            1/9/99             315           47           53
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0087            1/9/99             499            3            3
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0177            2/9/99           2,926           58         (128)         $289        ($83)        ($74)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0248            3/12/99            678           20            7           195         (24)         (18)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0171            4/12/99          1,091          (81)         (92)          314         (13)         (11)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0223            4/12/99            535          (6)          (23)          235         (19)         (17)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0459            6/13/99          3,546          267          180         1,936        (185)        (166)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0347            6/13/99            632           39           44           428         162           92
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0469            8/14/99            801            6            7           555          46           39
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0236            9/14/99          1,775           20           31         1,431         (90)         (87)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0110           10/14/99            436           74           91           334         (36)         (51)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0119           10/14/99            565           81           83           484         (85)         (32)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0442           12/14/99          1,238          113          145         1,188         (95)         (99)
-------------------------------------------------------------------------------------------------------------------------
NRTC System No. 0045            1/14/00          1,736          (75)        (193)        1,676         (99)         (66)
-------------------------------------------------------------------------------------------------------------------------
           Total                               $59,706      ($4,040)    ($12,967)       $9,065       ($521)       ($490)
-------------------------------------------------------------------------------------------------------------------------

Entities with an effective date of 4/27/98 represent Digital Television Services' acquisitions that occurred prior to the acquisition of Digital Television Services by Pegasus.

(b) Represents the combined financial results of the pending direct broadcast satellite acquisitions from the beginning of the period presented to the end of the period presented, as follows (dollars in thousands):

-------------------------------------------------------------------------------------------------------------------------
                                               Year Ended December 31, 1998        Nine Months Ended September 30, 1999
-------------------------------------------------------------------------------------------------------------------------
                                                                         Net income                            Net income
                                                                           (loss)                                (loss)
                                                              Income      applicable                  Income   applicable
         Pending               Effective           Net     (loss) from    to common       Net      (loss) from  to common
     DBS Acquisitions            Date            Revenues   operations      shares      Revenues    operations    shares
-------------------------------------------------------------------------------------------------------------------------
Pending A                       Pending           $398         $207         $346          $334        ($63)        ($70)
-------------------------------------------------------------------------------------------------------------------------
Pending B                       Pending            458          221          369           472         (88)         (99)
-------------------------------------------------------------------------------------------------------------------------
Pending C                       Pending          4,446           51          (82)        4,618        (866)        (970)
-------------------------------------------------------------------------------------------------------------------------
Pending D                       Pending            587          281          472           604        (113)        (127)
-------------------------------------------------------------------------------------------------------------------------
Pending E                       Pending          5,161           63         (636)        5,185        (972)      (1,088)
-------------------------------------------------------------------------------------------------------------------------
Pending F                       Pending          3,966          196          (33)        3,457        (648)        (726)
-------------------------------------------------------------------------------------------------------------------------
Pending G                       Pending          1,360          138          223         1,512        (284)        (318)
-------------------------------------------------------------------------------------------------------------------------
  Total                                        $16,376       $1,157         $659       $16,182     ($3,034)     ($3,398)
-------------------------------------------------------------------------------------------------------------------------

(c) Financial results of the New England cable operations of Pegasus Cable Television. The pro forma income statement data for the year ended December 31, 1998 does not include a $24.7 million gain resulting from the completed sale of our New England cable systems.

(d) Financial results of the Puerto Rico cable operations of Pegasus Cable Television. The pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 does not include a $88.3 million gain resulting from the pending sale of our Puerto Rico cable operations.

(e) Represents the combined financial results of Golden Sky's completed direct broadcast satellite acquisitions from the beginning of the period presented to the date of acquisition by Golden Sky or the end of the period presented, as follows (dollars in thousands):

----------------------------------------------------------------------------------------

                          Year Ended December 31, 1998
----------------------------------------------------------------------------------------
                                                                             Net income
                                                                               (loss)
                                                                   Income    applicable
       Completed                    Effective           Net     (loss) from   to common
    DBS Acquisitions                   Date          Revenues    operations     shares
----------------------------------------------------------------------------------------
NRTC System No. 0162/0163             1/14/98            $79       ($128)        ($128)
----------------------------------------------------------------------------------------
NRTC System No. 0129                  1/20/98            437          29         5,450
----------------------------------------------------------------------------------------
NRTC System No. 0118                  3/10/98             50           5             5
----------------------------------------------------------------------------------------
NRTC System No. 0159                  3/10/98            114          23            23
----------------------------------------------------------------------------------------
NRTC System No. 0343                  4/20/98            170          12            12
----------------------------------------------------------------------------------------
NRTC System No. 0104                  5/11/98            160          50         2,006
----------------------------------------------------------------------------------------
NRTC System No. 0213                  5/8/98             681         (25)          (47)
----------------------------------------------------------------------------------------
NRTC System No. 0164                  6/29/98            961          81            81
----------------------------------------------------------------------------------------
NRTC System No. 0003                  8/6/98             296          (6)           13
----------------------------------------------------------------------------------------
NRTC System No. 0465                  8/31/98            910         128            63
----------------------------------------------------------------------------------------
NRTC System No. 1037                  8/26/98            442          95            93
----------------------------------------------------------------------------------------
NRTC System No. 0417                  10/2/98          3,194         777           935
----------------------------------------------------------------------------------------
NRTC System No. 0413                  10/9/98          3,846         544           506
----------------------------------------------------------------------------------------
NRTC System No. 0451                  11/5/98            690         104            63
----------------------------------------------------------------------------------------
  Total                                              $12,030      $1,689        $9,075
----------------------------------------------------------------------------------------

(f) To record additional amortization expense resulting from the purchase accounting treatment of the completed and pending direct broadcast satellite acquisitions. Substantially all of the purchase price for the completed and pending direct broadcast satellite acquisitions has been allocated to direct broadcast satellite rights. Such amounts are based on a preliminary allocation of the total consideration. The actual amortization may change insignificantly based upon the final allocation of the total consideration to be paid.

(g) To eliminate corporate expenses charged by prior owners. These costs represent management fees charged by the prior owners in addition to their regular salaries, benefits and other related costs. These costs will not be incurred in future periods as Pegasus' corporate expenses do not include fees in excess of actual allocated costs.

(h) Interest expense is adjusted to give effect to the transactions as follows (dollars in thousands):




                                                                             Nine Months
                                                            Year Ended          Ended
                                                           December 31,     September 30,
                                                               1998             1999
                                                          --------------   --------------
         Senior notes .................................       $39,669          $29,752
         Senior subordinated notes ....................        10,625            7,969
         Credit facilities ............................        18,129           14,156
         Sellers' notes ...............................         1,622              937
         Capital leases and other .....................            22                7
                                                              -------          -------
                 Total interest expense ...............        70,067           52,821
         Interest expense previously recorded .........        52,848           47,910
                                                              -------          -------
         Adjustment ...................................       $17,219          $ 4,911
                                                              =======          =======


(i) To eliminate certain nonrecurring income and expenses, net. These expenses are primarily comprised of legal and professional fees incurred by prior owners.

(j) To eliminate the nonrecurring gain on the sale of the New England cable systems.

(k)  To eliminate the net tax provision in connection with the acquisitions.

(l) The pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 do not include the $10.8 million and $10.0 million extraordinary net loss from the extinguishment of debt resulting from the exchange of Pegasus' notes and closing of the new Pegasus Media & Communications credit facility, respectively.

(m) To record preferred dividends as a result of preferred stock issued in connection with the completed and pending direct broadcast satellite acquisitions and the convertible preferred stock offering.

(n)  To eliminate the results of operations not acquired by Golden Sky.

(o) To record additional amortization expense resulting from the purchase accounting treatment of Golden Sky's completed direct broadcast satellite acquisitions. Substantially all of the purchase price for the completed direct broadcast satellite acquisitions has been allocated to direct broadcast satellite rights. Such amounts are based on a preliminary allocation of the total consideration. The actual amortization may change insignificantly based upon the final allocation of the total consideration to be paid.

(p) Interest expense is adjusted to give effect to the Golden Sky transactions as follows (dollars in thousands):




                                                                                               Nine Months
                                                                              Year Ended          Ended
                                                                             December 31,     September 30,
                                                                                 1998             1999
                                                                            --------------   --------------
     Historical interest expense -- Golden Sky ..........................      $ 20,538         $33,241
     Historical interest expense -- completed acquisitions ..............           139              --
                                                                               --------         -------
                                                                                 20,677          33,241
     Pro forma adjustments:
       Elimination of historical interest expense of material
        businesses Golden Sky acquired during 1998 ......................          (139)             --
       Interest expense on borrowings under the GSS senior
        subordinated notes due 2006, sellers' notes payable and the
        Golden Sky credit facility assumed to be incurred to
        finance acquisitions as if these borrowings had occurred at the beginning of the period presented at their respective
        historical interest rates .......................................        14,734              --
       Aggregate interest expense and amortization of deferred
        financing costs associated with the offering of the GSDBS
        senior notes due 2007 as if the note offering has been
        consummated as of the beginning of the period presented .........        14,007           2,347
       Reduction of historical interest expense as a result of the paydown of outstanding debt from the proceeds of the
        offering of the GSDBS senior notes due 2007 as if the
        note offering had occurred at the beginning of the period
        presented .......................................................        (3,200)           (599)
                                                                               --------         -------
       Pro forma interest expense .......................................      $ 46,079         $34,989
                                                                               ========         =======


(q) To eliminate the nonrecurring extraordinary net loss from the extinguishment of debt.

(r) To eliminate Golden Sky preferred stock dividends as a result of the merger with Pegasus.

(s)  To reclassify incentive compensation.

(t) To record additional amortization expense resulting from the purchase accounting treatment of the Golden Sky merger and capitalized acquisition costs. Substantially all of the purchase price has been allocated to direct broadcast satellite rights. Such amounts are based on a preliminary allocation of the total consideration. The actual amortization may change insignificantly based upon the final allocation of the total consideration to be paid.

                      Pegasus Communications Corporation
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1999
                             (Dollars in thousands)

                                                              DBS Acquisitions
                                                        ----------------------------
                                             Actual      Completed(a)    Pending(b)
                                         -------------  --------------  ------------
ASSETS
Cash and cash equivalents .............   $    22,757     ($ 13,220)     ($ 29,920)
Restricted cash .......................         1,979
Accounts receivable, net ..............        25,165
Inventory .............................         6,810
Prepaid expenses and other current
 assets ...............................        13,131
Property and equipment, net ...........        42,601
Intangibles, net ......................       771,972        21,219        102,420
Other non-current assets ..............        18,489
                                          -----------       -------       --------
  Total assets ........................   $   902,904       $ 7,999       $ 72,500
                                          ===========       =======       ========
LIABILITIES AND TOTAL EQUITY
Accounts payable and accrued
 expenses .............................   $    53,366                     $  2,000
Accrued interest ......................        14,837
Current portion of long-term debt .....        14,208       $   701
Current portion of program rights
 payable ..............................         4,048
Long-term debt, net ...................        11,973         1,591
Senior Notes ..........................       215,000
Senior Subordinated Notes .............       236,093
Credit Facilities .....................       147,600
Program rights payable, net ...........         4,772
Other long-term liabilities ...........        73,236
Minority Interest .....................         3,000
Series A Preferred Stock ..............       138,428
Series B Preferred Stock ..............                       5,707
Series C Preferred Stock ..............
Preferred Stock .......................                                     32,500
Class A Common Stock ..................           152                            4
Class B Common Stock ..................            46
Additional paid in capital ............       240,665                       37,996
Deficit ...............................      (254,520)
                                          -----------       -------       --------
  Total liabilities and equity ........   $   902,904       $ 7,999       $ 72,500
                                          ===========       =======       ========


                                               PMC            Pending                                      Golden Sky
                                          Investment(c)    Cable Sale(d)      Other(e)       Subtotal        Actual
                                         ---------------  ---------------  -------------  -------------  -------------
ASSETS
Cash and cash equivalents .............     ($ 14,250)       $ 170,000      $   408,912    $  544,279     $     5,908
Restricted cash .......................                                                         1,979          23,612
Accounts receivable, net ..............                                                        25,165           4,801
Inventory .............................                           (515)                         6,295           7,223
Prepaid expenses and other current
 assets ...............................                                                        13,131           4,086
Property and equipment, net ...........                        (16,488)                        26,113           6,507
Intangibles, net ......................                        (64,670)             619       831,560         256,753
Other non-current assets ..............        96,197                                         114,686             275
                                             --------        ---------      -----------    ----------     -----------
  Total assets ........................      $ 81,947        $  88,327      $   409,531    $1,563,208     $   309,165
                                             ========        =========      ===========    ==========     ===========
LIABILITIES AND TOTAL EQUITY
Accounts payable and accrued
 expenses .............................                                                    $   55,366     $    22,603
Accrued interest ......................                                                        14,837           4,658
Current portion of long-term debt .....                                                        14,909           3,227
Current portion of program rights
 payable ..............................                                                         4,048
Long-term debt, net ...................                                                        13,564           7,153
Senior Notes ..........................                                     $   155,000       370,000         108,476
Senior Subordinated Notes .............                                        (153,417)       82,676         195,000
Credit Facilities .....................                                         127,400       275,000          52,000
Program rights payable, net ...........                                                         4,772
Other long-term liabilities ...........                                                        73,236
Minority Interest .....................                                                         3,000
Series A Preferred Stock ..............                                                       138,428
Series B Preferred Stock ..............                                                         5,707
Series C Preferred Stock ..............                                         290,525       290,525
Preferred Stock .......................                                                        32,500         133,635
Class A Common Stock ..................      $      2                                             158
Class B Common Stock ..................                                                            46
Additional paid in capital ............        81,945                                         360,606             109
Deficit ...............................                      $  88,327           (9,977)     (176,170)       (217,696)
                                             --------        ---------      -----------    ----------     -----------
  Total liabilities and equity ........      $ 81,947        $  88,327      $   409,531    $1,563,208     $   309,165
                                             ========        =========      ===========    ==========     ===========


                                          Adjustments(f)         Pro Forma
                                         ----------------      --------------
ASSETS
Cash and cash equivalents .............       ($ 4,900)          $  545,287
Restricted cash .......................                              25,591
Accounts receivable, net ..............                              29,966
Inventory .............................                              13,518
Prepaid expenses and other current
 assets ...............................                              17,217
Property and equipment, net ...........                              32,620
Intangibles, net ......................          4,900
                                               617,955
                                               346,055            2,057,223
Other non-current assets ..............                             114,961
                                              --------           ----------
  Total assets ........................       $964,010           $2,836,383
                                              ========           ==========
LIABILITIES AND TOTAL EQUITY
Accounts payable and accrued
 expenses .............................                          $   77,969
Accrued interest ......................                              19,495
Current portion of long-term debt .....                              18,136
Current portion of program rights
 payable ..............................                               4,048
Long-term debt, net ...................                              20,717
Senior Notes ..........................                             478,476
Senior Subordinated Notes .............                             277,676
Credit Facilities .....................                             327,000
Program rights payable, net ...........                               4,772
Other long-term liabilities ...........       $346,055              419,291
Minority Interest .....................                               3,000
Series A Preferred Stock ..............                             138,428
Series B Preferred Stock ..............                               5,707
Series C Preferred Stock ..............                             290,525
Preferred Stock .......................       (133,635)              32,500
Class A Common Stock ..................             65                  223
Class B Common Stock ..................                                  46
Additional paid in capital ............        533,829              894,544
Deficit ...............................        217,696             (176,170)
                                              --------           ----------
  Total liabilities and equity ........       $964,010           $2,836,383
                                              ========           ==========

                                      F-45

Notes to Pro Forma Consolidated Balance Sheet

(a) To record the four completed direct broadcast satellite acquisitions which occurred from October 1, 1999 through January 31, 2000. Intangible assets purchased consist of $20.5 million of direct broadcast satellite rights and $690,000 of non-compete covenants, which are being amortized over a 10-year period and the term of the related non-compete covenants (3-5 years), respectively, as follows (dollars in thousands):

----------------------------------------------------------------------------------------------
          Completed                  Total                                        Preferred
       DBS Acquisitions          Consideration        Cash           Notes          Stock
----------------------------------------------------------------------------------------------
 NRTC System No. 0110               $1,870              $93         $1,777
----------------------------------------------------------------------------------------------
 NRTC System No. 0119                2,925            2,925
----------------------------------------------------------------------------------------------
 NRTC System No. 0442                6,747              725            315          $5,707
----------------------------------------------------------------------------------------------
 NRTC System No. 0045               $9,677           $9,477           $200
----------------------------------------------------------------------------------------------
   Total                           $21,219          $13,220         $2,292          $5,707
----------------------------------------------------------------------------------------------

(b) To record the seven pending direct broadcast satellite acquisitions at January 31, 2000. Intangible assets to be purchased consist of $102.4 million of direct broadcast satellite rights which are being amortized over a 10-year period, as follows (dollars in thousands):

---------------------------------------------------------------------------------------------------------------
          Pending                   Total                          Assumed       Preferred
      DBS Acquisitions          Consideration        Cash        Liabilities       Stock        Common Stock
---------------------------------------------------------------------------------------------------------------
 Pending A                         $1,520           $1,520
---------------------------------------------------------------------------------------------------------------
 Pending B                          2,250            2,250
---------------------------------------------------------------------------------------------------------------
 Pending C                         25,250            2,750                        $22,500
---------------------------------------------------------------------------------------------------------------
 Pending D                          3,300            3,300
---------------------------------------------------------------------------------------------------------------
 Pending E                         40,000                         $2,000                           $38,000
---------------------------------------------------------------------------------------------------------------
 Pending F                         20,000           10,000                         10,000
---------------------------------------------------------------------------------------------------------------
 Pending G                         10,100           10,100
---------------------------------------------------------------------------------------------------------------
  Total                          $102,420          $29,920        $2,000          $32,500          $38,000
---------------------------------------------------------------------------------------------------------------

(c) To record the investment in Personalized Media. The total investment of $96.2 million consists of $14.3 million in cash, 200,000 shares of Pegasus' Class A common stock, valued at $93.875 per share, Pegagus' agreement, subject to certain conditions, to issue warrants to purchase 1.0 million shares of Pegasus' Class A common stock.

(d) To record the pending sale of the Puerto Rico Cable operations resulting in a nonrecurring gain of $88.3 million.

(e) To record the exchange of Pegasus' senior notes due 2007 for notes of its subsidiaries, the closing of the new Pegasus Media & Communications credit facility and the proceeds from the convertible preferred stock offering and the uses of such proceeds.

(f) To record the pending acquisition of Golden Sky. This acquisition is being accounted for using the purchase method of accounting. The purchase price of $1.3 billion was determined by combining the approximately 6.5 million shares and options of Pegasus' Class A common stock, valued at $95.07 per share, issued to the shareholders of Golden Sky and the assumption of net liabilities amounting to $340.7 million (total assets of $309.1 million less intangibles of $256.8 million less total liabilities of $393.1 million). Pegasus also recorded approximately $346.1 million of a deferred tax liability which was allocated to direct broadcast satellite rights. The deferred tax liability was recorded primarily as a result of non-deductible amortization. Of the $1.3 billion purchase price, $1.2 billion was allocated to direct broadcast satellite rights, which are being amortized over a 10-year period. Additionally, Pegasus recorded $4.9 million of intangibles relating to the costs associated with the acquisition of Golden Sky and restructuring charges. Such amounts are based on a preliminary allocation of the total consideration. The actual allocation may change insignificantly based upon the actual results of Golden Sky from the period October 1, 1999 to closing.

                                  Exhibit Index
                                  -------------



Exhibit No.                                Description
-----------                                -----------

99.1                                       Press Release dated January 20, 2000
99.2                                       Press Release dated January 26, 2000